AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2014
                                                     REGISTRATION NO. 333-192603

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         MEMBERS LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

             IOWA                                 6311                     39-1236386
(State or other jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)        Classification Code Number)     Identification No.)

                         MEMBERS Life Insurance Company
                                2000 Heritage Way
                               Waverly, Iowa 50677
                                 (319) 352-4090
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Ross Hansen, Esq.
                         MEMBERS Life Insurance Company
                                2000 Heritage Way
                               Waverly, Iowa 50677
                                 (319) 352-4090
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                              Stephen E. Roth, Esq.
                             Thomas E. Bisset, Esq.
                         Sutherland Asbill & Brennan LLP
                         700 Sixth Street, NW, Suite 700
                              Washington, DC 20001
                                 (202) 383-0100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

    Large accelerated filer [ ]            Accelerated filer [ ]

    Non-accelerated filer  [X]             Smaller reporting company [ ]

                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
   TITLE OF EACH        AMOUNT TO BE         PROPOSED              PROPOSED             AMOUNT OF
CLASS OF SECURITIES      REGISTERED      MAXIMUM OFFERING          MAXIMUM           REGISTRATION FEE
 TO BE REGISTERED                             PRICE           AGGREGATE OFFERING
                                            PER UNIT                PRICE
------------------------------------------------------------------------------------------------------
 Single Premium              *                 *                 $1 BILLION            $ 128,800.00
Deferred Annuity
    Contract
------------------------------------------------------------------------------------------------------

* The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

The registration fee of $128,800 was previously paid in connection with the filing of the Registrant's initial Registration Statement on November 27, 2013.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             MEMBERS(R) ZONE ANNUITY

                                   ISSUED BY:
                         MEMBERS LIFE INSURANCE COMPANY
                                2000 HERITAGE WAY
                               WAVERLY, IOWA 50677

                         TELEPHONE NUMBER: 800-798-6600
                 OFFERED THROUGH: CUNA BROKERAGE SERVICES, INC.

This prospectus describes the MEMBERS(R) Zone Annuity, an individual or joint owned, single premium deferred annuity contract (the "Contract") issued by MEMBERS Life Insurance Company (the "Company", "we", "us", or "our"). The Contract is designed for individuals, corporations, financial institutions, trusts, and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. The Contract offers you the ability to allocate your monies among two interest crediting options, accumulate interest earnings under the Contract and receive income payments. The Contract is not an investment in the stock market or in any securities index.

You may purchase the Contract with a single Purchase Payment that is at least $5,000. You may allocate your Purchase Payment among two options - the Secure Account and the Growth Account (the "Risk Control Accounts"). For each Risk Control Account, we credit interest based in part on the performance of the S&P 500 Price Index (the "Index") over a one-year period. We hold reserves for Index Interest Rate Floor and Cap guarantees for amounts allocated to each Risk Control Account in a separate account (the "Separate Account"). Our general account assets are also available to meet the guarantees under the Contract as well as our other general obligations. THE GUARANTEES IN THIS CONTRACT ARE SUBJECT TO THE COMPANY'S FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY.

We may offer additional Risk Control Accounts in the future. Not all Risk Control Accounts may be available in all markets where we offer the Contract.


If you surrender your Contract or take a partial withdrawal during the Initial Index Period, we will apply a Surrender Charge and a Market Value Adjustment ("MVA") to the amount being surrendered or withdrawn that is in excess of the free annual withdrawal amount unless you qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in the prospectus. See "fees and charges" on page 21, "market value adjustment" on page 18 and "access to your money" on page 23. The MVA may be either positive or negative, which means the MVA may increase or decrease the amount you receive upon surrender or partial withdrawal.

THERE ARE RISKS ASSOCIATED WITH THE CONTRACT. These risks include liquidity risks, investment risks, market risks, company risks, and interest rate risks. Also, Surrender Charges and an MVA may apply for a number of years, so that the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than your Purchase Payment under the Contract. In addition, partial withdrawals and surrenders will be subject to income tax and may be subject to a 10% Internal Revenue Service ("IRS") penalty tax if taken before age 59 1/2. Accordingly, you should carefully consider your income and liquidity needs before purchasing a Contract. Additional information about these risks appears under "highlights" on page 4, "access to your money" on page 23, and "federal income tax matters" on page 29.


Please note that you could lose significantly more than 10% of your investment in the Contract. For example, if you invested $10,000 in the Contract and allocated your investment to the Growth Account and the Index then declined by 10% or more in each of three consecutive years, your investment in the Contract at the end of the third year would be equal to $7,290. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge equal to 8% of your investment or $525 which would leave you with $6,765. That amount would be reduced further if a negative MVA applied. In addition, if you were age 59 1/2 or younger at the time of surrender, a ten percent tax penalty of $677 would apply and would reduce the amount you would have from the Contract to $6,088. This example, however, does not take into account your ability to allocate some or all of your initial investment to the Secure Account which has a floor that protects amounts allocated to that Account from declines in the Index. The example also does not take into account your ability to transfer some or all of your investment to the Secure Account after the first and second year.

We offer the Contract through CUNA Brokerage Services, Inc., which is the principal underwriter. The principal underwriter is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This is a continuous offering.

This prospectus provides important information you should know before investing. Please keep the prospectus for future reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                   The date of this prospectus is May 1, 2014

                              TABLE OF CONTENTS
GLOSSARY ......................................................................1
HIGHLIGHTS ....................................................................4
  How Your Contract Works .....................................................4
  Contract Charges ............................................................6
  Change of Annuitant Endorsement Charge ......................................7
  Benefits of Your Contract ...................................................7
  Risk Factors ................................................................8
  Other Important Information You Should Know .................................8
GETTING STARTED - THE ACCUMULATION PERIOD .....................................9
  Purchasing a Contract ......................................................10
  Tax-Free "Section 1035" Exchanges ..........................................10
  Owner ......................................................................10
  Divorce ....................................................................11
  Beneficiary.................................................................11
  Right to Examine ...........................................................11
ALLOCATING YOUR PURCHASE PAYMENT .............................................11
AUTOMATIC REBALANCE PROGRAM ..................................................12
CONTRACT VALUE ...............................................................12
RISK CONTROL ACCOUNTS ........................................................13
MARKET VALUE ADJUSTMENT ......................................................18
SURRENDER VALUE ..............................................................21
FEES AND CHARGES .............................................................21
  Surrender Charge ...........................................................21
  Change of Annuitant Endorsement Charge .....................................22
  Other Information ..........................................................23
ACCESS TO YOUR MONEY .........................................................23
  Partial Withdrawals ........................................................23
     Free annual withdrawal amount ...........................................23
     Waiver of Surrender Charges .............................................23
     o  Nursing Home or Hospital Waiver ......................................24
     o  Terminal Illness Waiver ..............................................24
  Surrenders .................................................................24
  Partial Withdrawal and Surrender Restrictions ..............................24
  Right to Defer Payments ....................................................25
  Bailout Provision ..........................................................25
DEATH BENEFIT ................................................................25
  Death of the Owner .........................................................25
  Death of Annuitant While the Owner is Living ...............................26
  Death Benefit Payment Options ..............................................26
  Death of Owner or Annuitant After the Payout Date ..........................26
  Abandoned Property Requirements ............................................26
INCOME PAYMENTS - THE PAYOUT PERIOD ..........................................27
  Payout Date ................................................................27

  Terms of Income Payments ...................................................27
INCOME PAYMENT OPTIONS .......................................................28
  Election of an Income Payment Option .......................................28
  Options ....................................................................28
FEDERAL INCOME TAX MATTERS ...................................................29
  Tax Status of the Contracts ................................................29
  Taxation of Non-Qualified Contracts ........................................29
  Taxation of Qualified Contracts ............................................31
  Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes ..........32
  Medicare Tax ...............................................................32
  Same-Sex Spouses ...........................................................32
  Annuity Purchases By Nonresident Aliens and Foreign Corporations ...........32
  Possible Tax Law Changes ...................................................33
OTHER INFORMATION ............................................................33
  Distribution ...............................................................34
  Authority to Change.........................................................34
  Incontestability............................................................34
  Misstatement of Age or Gender ..............................................34
  Conformity with Applicable Laws ............................................34
  Reports to Owners ..........................................................34
  Change of Address ..........................................................34
  Inquiries ..................................................................35
CORPORATE HISTORY OF THE COMPANY .............................................35
  Financial Information ......................................................36
  Investments ................................................................36
  Reinsurance ................................................................36
  Policy Liability and Accruals ..............................................36
POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE
  RESULTS ....................................................................36
SELECTED FINANCIAL DATA ......................................................40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS .................................................................41
  Cautionary Statement Regarding Forward-Looking Information .................41
  Overview ...................................................................41
  Critical Accounting Policies ...............................................43
  Financial Condition ........................................................49
MANAGEMENT ...................................................................54
  Directors and Executive Officers ...........................................54
FINANCIAL STATEMENTS .........................................................62
APPENDIX A: EXAMPLES OF THE PARTIAL WITHDRAWALS, FULL SURRENDER, AND THE
MARKET VALUE ADJUSTMENT .....................................................A-1


THE CONTRACT MAY NOT BE AVAILABLE IN ALL STATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY CONTRACT AND IT IS NOT SOLICITING AN OFFER TO BUY ANY CONTRACT IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROSPECTUS.

--------------------------------------------------------------------------------
GLOSSARY
--------------------------------------------------------------------------------

We have tried to make this prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

ACCUMULATION PERIOD - The Accumulation Period is the period of time that: (a) begins on the Contract Issue Date as stated on your contract data page; and (b) continues until the Payout Date, unless the Contract is terminated.

ADJUSTED INDEX VALUE - The Initial Index Value adjusted for the Index Interest Rate Cap or Index Interest Rate Floor for the current Contract Year.

ADMINISTRATIVE OFFICE - MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-6600.

AGE - Age as of last birthday.

ANNUITANT (JOINT ANNUITANT) - The natural person(s) whose life (or lives) determines the amount of annuity payments under the Contract.

AUTOMATIC REBALANCE PROGRAM - A program to automatically transfer values between the Risk Control Accounts to achieve the balance of Contract Value equal to the allocation percentages you requested. The Automatic Rebalance Program is only in effect during the Initial Index Period.

BAILOUT PROVISION - If the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate prominently displayed on your contract data page attached to the front of the cover page of the Contract, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account without a Surrender Charge and without any MVA during the Initial Index Period.

BENEFICIARY - The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner's estate.

BUSINESS DAY - Any day both the Company and the New York Stock Exchange are open for business. The Company is closed on the following holidays: New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Company is closed on the day itself if those days fall Monday through Friday, the day immediately preceding if those days fall on a Saturday, and the day immediately following if those days fall on a Sunday.

COMPANY - MEMBERS Life Insurance Company; also referred to as "we", "our" and "us".

CONTINGENT OWNER - A contingent owner assumes control of the Contract and becomes the new Owner if the original Owner(s) dies before the Annuitant.

CONTRACT - The MEMBERS Zone Annuity, an individual or joint owned, single premium deferred annuity contract issued by MEMBERS Life Insurance Company.

CONTRACT ANNIVERSARY - The same day and month as the Contract Issue Date for each year the Contract remains in force.

CONTRACT ISSUE DATE - The date from which Contract Years and Contract Anniversaries are determined. The Contract Issue Date is shown on your contract data page.

CONTRACT VALUE - The current value of your annuity as provided under this Contract during the Accumulation Period. Contract Value will be impacted by the Credited Index Interest, which may be positive or negative.

CONTRACT YEAR - Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary.

CREDITED INDEX INTEREST - The amount of Index Interest credited on each Contract Anniversary and at time of partial withdrawal, surrender, death and annuitization. Credited Index Interest may be positive or negative and will impact Contract Value.

CREDITED INDEX INTEREST RATE - The rate used to determine the index interest to be applied to Contract Value.

DEATH BENEFIT - The Contract Value adjusted for Credited Index Interest as of the date death benefits are payable. We do not apply the

Surrender Charge or MVA in determining the death benefit payable.

DUE PROOF OF DEATH - Proof of death satisfactory to us. Such proof may consist of the following if acceptable to us: a) a certified copy of the death record;
b) a certified copy of a court decree reciting a finding of death; c) any other proof satisfactory to us.

GENERAL ACCOUNT - All of the Company's assets other than the assets in the Separate Account.

GOOD ORDER - All necessary documents and forms that are complete and in our possession. To be in "Good Order," an instruction must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions and any payment amount must meet our minimum requirements to complete the request. We reserve the right to change, from time to time, our requirements for what constitutes Good Order and which documents, forms and payment amounts are required in order for us to complete your request. We will provide you a written notice of any change in our requirements for what constitutes "Good Order" at least 10 days in advance of such change.

HOSPITAL - A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.

INCOME PAYMENT OPTION - An option to receive income payments during the Payout Period.

INDEX - The S&P 500 Composite Stock Price or any substituted suitable alternative index. See "addition or Substitution of an Index" for the criteria we would use to identify a suitable alternative index.

INDEX INTEREST - Interest we calculate that is based in part on the performance of an Index.

INDEX INTEREST RATE CAP - The maximum index interest rate that we may use to determine Credited Index Interest. We may change this rate at the beginning of a Contract Year.

INDEX INTEREST RATE FLOOR - The minimum index interest rate that we may use to determine the Credited Index Interest. This rate will equal the initial Index Interest Rate Floor shown on your contract data page and will not change during the life of your Contract. The Index Interest Rate Floors for the Secure Account and Growth Account are currently 0% and -10% respectively.

INITIAL INDEX VALUE - The index value as of the beginning of the current Contract Year.

INITIAL INDEX PERIOD - The period beginning on the Contract Issue Date and ending on the Initial Index Period Expiration Date. This period coincides with the Surrender Charge Period. See "fees and charges" for more details.

INITIAL INDEX PERIOD EXPIRATION DATE - The last day of the Initial Index Period which coincides with the expiration of the Surrender Charge Period.

INTERNAL REVENUE CODE - The Internal Revenue Code of 1986, as amended.

ISSUE DATE - The date on which we issue the Contract. We will only issue the Contract on the 10th and 25th of each month.

MARKET VALUE ADJUSTMENT ("MVA") - An adjustment that we will make to the amount you receive if you surrender the Contract or take a partial withdrawal during the Initial Index Period. The MVA helps offset our costs and risks of owning fixed income and other investments used to back the guarantees under your Contract from the Contract Issue Date to the date you surrender the Contract or take a partial withdrawal. The MVA may be either positive or negative. This means that the MVA may increase or decrease the amount payable to you upon surrender or partial withdrawal.

MARKET VALUE ADJUSTMENT INDEX (INDICES) - The index (indices) that we use to determine the rates of interest used in calculating the MVA.

NON-QUALIFIED CONTRACT - An annuity contract that is independent of any formal retirement or pension plan.

NURSING HOME - A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

OWNER - The person(s) (or entity) who owns this Contract and whose death determines the Death Benefit. If there are multiple Owners, each Owner will be a joint Owner of the Contract and all references to Owner will mean joint Owners. The Owner has all rights, title and interest in this Contract during the Accumulation Period. The Owner may exercise all rights and options stated in this Contract, subject to the rights of any irrevocable Beneficiary. The Owner is also referred to as "you" or "your."

PAYEE - The person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. The Payee is the Owner, unless otherwise designated. A minor cannot be the Payee.

PAYOUT DATE - The date we begin making income payments to the Payee from the Contract.

PAYOUT PERIOD - The phase the Contract is in once income payments begin.

PURCHASE PAYMENT - The initial payment that we require to issue the Contract. We do not allow any payments under the Contract after the initial Purchase Payment.

QUALIFIED CONTRACT - An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program.

RISK CONTROL ACCOUNT - An interest crediting option to which you may allocate your contract value.

RISK CONTROL ACCOUNT VALUE - The amount of Contract Value allocated to a Risk Control Account.

SEPARATE ACCOUNT - A separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Contract. Our other General Account assets are also available to meet the guarantees under the Contract and our other general obligations. The portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we may conduct. The Separate Account is not registered under the Investment Company Act of 1940.

SURRENDER CHARGE - The charge we assess when you surrender the Contract or make a partial withdrawal of Contract Value before the end of the Initial Index Period.

SURRENDER CHARGE PERIOD - The number of Contract Years beginning on the Contract Issue Date during which we may assess a Surrender Charge and apply an MVA if you surrender the Contract or take a partial withdrawal. This period coincides with the Initial Index Period See "fees and charges - Surrender Charge" for more details.

SURRENDER VALUE - The amount you are entitled to receive under this Contract, in the event this Contract is terminated during the Accumulation Period. It is equal to your Contract Value, less any Surrender Charges and adjusted for any MVA.

UNADJUSTED INDEX VALUE - The closing value of the Index on a date on which we calculated Index Interest. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published.

WRITTEN REQUEST - A request in writing and in a form satisfactory to us signed by the Owner and received at our Administrative Office. A Written Request may also include a telephone or fax request for specific transactions that you make under the terms of an executed telephone or fax authorization with original signature, on file at our Administrative Office.

--------------------------------------------------------------------------------
HIGHLIGHTS
--------------------------------------------------------------------------------

The following is a "summary" of the key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

HOW YOUR CONTRACT WORKS

Your Contract is an individual or joint owned, single premium deferred annuity contract. There are two periods to your Contract, an Accumulation Period and a Payout Period. Your Contract can help you save for retirement because it can allow your Contract Value to earn interest on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. You generally will not pay taxes on your earnings until you withdraw them.

Note: When you purchase the Contract, you are not buying shares in a securities index or shares of stock.

During the Accumulation Period of your Contract, you allocate your Contract Value to the Risk Control Accounts, where interest is credited, if any, each Contract Year based, in part, on the investment performance of the Index (currently the S&P 500 Composite Stock Price Index), subject to an Index Interest Rate Cap and Floor that is unique to each Risk Control Account. The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poors. The Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks. We set the Index Interest Rate Caps at the Contract Issue Date and upon each Contract Anniversary. Credited Index Interest may be less than zero, depending on the Risk Control Account you elect. The Accumulation Period begins on the Contract Issue Date and continues until the Payout Date.

During the Payout Period of your Contract, you can elect to receive income payments by applying Contract Value to the Income Payment Options offered in your Contract. The Payout Period begins on the Payout Date and continues while income payments are paid.

Please call your registered representative or the Company at 1-800-798-6600 if you have questions about how your Contract works.

PURCHASE PAYMENT
----------------
You may purchase the Contract with a single initial Purchase Payment of $5,000 or more. A Purchase Payment of $1,000,000 or more requires our approval. We do not allow any payments under the Contract after the initial Purchase Payment. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceed $1,000,000 also require our approval.

ALLOCATION OPTIONS
------------------
There are two Risk Control Accounts, the Secure Account and the Growth Account, among which you may allocate all or a portion of your Purchase Payment and Contract Value. Both Risk Control Accounts are available as allocation options during the Initial Index Period. Under your Contract, you choose the duration of the Initial Index Period. We currently offer Initial Index Periods with durations of 5, 7 or 10 years, but may reduce or increase the durations offered from time to time for new contracts that we issue. After the Initial Index Period, only the Secure Account will be available as an allocation option under the Contract. The Growth Account is not available after the Initial Index Period.

You may allocate your Purchase Payment to either or both Risk Control Accounts during the Initial Index Period, subject to the following restrictions. You must specify the percentage of your Purchase Payment to be allocated to each Risk Control Account on the Contract Issue Date. The amount you direct to a particular Risk Control Account must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% of the Purchase Payment. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your adviser and/or you for clarification. We will not issue the Contract without your allocation instructions.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfer into that Risk Control Account. See "access to your money - Bailout Provision" for more details.

The Index Interest Rate Floor is the minimum index interest rate that we may use to determine Credited Index Interest. The Secure Account has an Index Interest Rate Floor of 0%. Credited Index Interest for any Contract Year can never be below 0%. This means that any negative investment performance of the Index over the one-year period used in determining Credited Index Interest would not reduce your Contract Value at the end of a Contract Year. The Secure Account provides your Contract Value the most protection from negative investment performance of the Index.

The Index Interest Rate Cap is the maximum index interest rate that we may use to determine Credited Index Interest. The Index Interest Rate Cap for the Secure Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Secure Account equal to 1.0%.

On the other hand, the Growth Account has an Index Interest Rate Floor of -10%. Credited Index Interest for any Contract Year can never be below -10%. This means that negative investment performance of the Index over the one-year period used in determining Credited Index Interest could result in negative Credited Index Interest being credited that would reduce your Contract Value at the end of the Contract Year. However, any negative Credited Index Interest would not reduce your Contract Value in a Contract Year by more than 10% regardless of whether the negative investment performance of the Index over the one-year period was less than -10%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Account, the Index Interest Rate Cap declared for the Growth Account would be higher than the Index Interest Rate Cap declared for the Secure Account for the same Initial Index Period which allows the potential for higher positive Credited Index Interest to be applied to your Contract Value allocated to the Growth Account. The Index Interest Rate Cap for the Growth Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Growth Account equal to 1.0%.

WE RESERVE THE RIGHT TO ADD OR SUBSTITUTE THE INDEX. WE WILL SUBSTITUTE THE INDEX IF THE INDEX IS DISCONTINUED OR CALCULATION OF THE INDEX IS MATERIALLY CHANGED. IF WE SUBSTITUTE THE INDEX, THE PERFORMANCE OF THE NEW INDEX MAY DIFFER FROM THE ORIGINAL INDEX. THIS, IN TURN, MAY AFFECT THE CREDITED INDEX INTEREST YOU EARN.

RIGHT TO EXAMINE
----------------
The Contract provides for an initial "right to examine" period. The Owner may reject the Contract for any reason by forwarding the Contract to us with a Written Request at our Administrative Office within ten days of receiving it, or such longer period as the state in which your Contract was issued may require.

If you exercise this "Right to Examine", the Contract will terminate and we will refund your Purchase Payment. Some states may require that we refund the Contract Value, which reflects interest, positive or negative, based on changes in the Index. The state in which your Contract is issued will determine which method we use. If your Contract is an IRA under the Internal Revenue Code, we will refund your Purchase Payment. Refunds will not be subject to a Surrender Charge or MVA and will be paid within seven Business days following our receipt of the Contract.

REBALANCING / REALLOCATION
--------------------------
Upon each Contract Anniversary, after Credited Index Interest has been applied, the Automatic Rebalance Program will reallocate your Contract Value between the Risk Control Accounts based on your most recent allocation instructions that we have on file or the allocation applied on the Contract Issue Date if no additional allocation change requests have been made.

You may change your allocation of Contract Value between Risk Control Accounts once each Contract Year. Any such change will take effect on the next Contract Anniversary. Your request to change your allocation instructions must be received at our Administrative Office at least two Business Days prior to your Contract Anniversary for the instructions to be effective for that Contract Anniversary. If we do not receive your Written Request in time for the next Contract Anniversary, your instructions will be effective the following Contract Anniversary.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program.

WITHDRAWAL OPTIONS
------------------
The Contract offers the following liquidity features during the Accumulation
Period:

   o Free annual withdrawal amount - Each Contract Year, beginning in Contract Year 2, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year free of any Surrender Charge or MVA. The free annual withdrawal amount may be larger for certain Qualified Contracts to satisfy minimum distribution requirements set forth in the Internal Revenue Code.

   o Partial withdrawal option - You may take up to two withdrawals each Contract Year beginning in Contract Year 2 to the beginning of the Payout Period. We do not allow withdrawals in Contract Year 1. Amounts withdrawn from your Contract Value in excess of the free annual withdrawal amount in Contract Year 2 through the end of the Initial Index Period, will be subject to a Surrender Charge and MVA.

   o Full surrender option - You may surrender your Contract at any time prior to beginning the Payout Period. Upon full surrender, Credited Index Interest, a Surrender Charge, and an MVA may apply.

MARKET VALUE ADJUSTMENT (MVA)
-----------------------------
For partial withdrawals and upon full surrender of Contract Value in excess of the free annual withdrawal amount during the Initial Index Period, we will apply an MVA. The MVA can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed since your Contract was issued (see "market value adjustment" section for more details). You may lose a portion of your principal due to the MVA.

CONTRACT CHARGES

SURRENDER CHARGE
----------------
For partial withdrawals and surrenders during the Initial Index Period, we deduct a Surrender Charge equal to a percentage of the Contract Value withdrawn that is in excess of the free annual withdrawal amount (see the "fees and charges" section for more details). We will deduct the Surrender Charge before we apply any MVA. For an example of how we calculate the amount you receive when you make a partial withdrawal during the Initial Index Period, see Examples 1 and 2 in "appendix a" to this prospectus.

SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT HARDSHIP WAIVERS
-------------------------------------------------------------
We will not deduct a Surrender Charge or apply an MVA to a partial withdrawal or surrender made in the case of the following life events:

   o Confinement to a Nursing Home or Hospital for at least 180 consecutive days; or

   o Diagnosis of a terminal illness where life expectancy is 12 months or less.

There are waiting periods and other restrictions that apply to these waivers, which are discussed in greater detail in the "access to your money" section.

BAILOUT PROVISION
-----------------
We will set a bailout rate for each Risk Control Account. The bailout rate will be prominently displayed on your contract data page attached to the front of the cover page of the Contract and will not change during the Initial Index Period. If the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account during the Initial Index Period without incurring any Surrender Charge and without the application of any MVA during the 30-day period following a Contract Anniversary. However, if you are age 59 1/2 or younger at the time of such withdrawal, a 10% tax penalty may apply. At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account. See "access to your money - Bailout Provision" for more details.

CHANGE OF ANNUITANT ENDORSEMENT CHARGE

If you change the Annuitant within the first two Contract Years, we reserve the right to assess a fee to offset the expenses incurred. This fee will not exceed $150 and will be assessed on a pro-rata basis proportional to your Contract Value in the Risk Control Accounts.

INCOME OPTIONS
--------------
You have several income options to choose from during the Payout Period. Income payments will start on the Payout Date, and continue based on the option you elect.

DEATH BENEFIT
-------------
The Contract provides a Death Benefit during the Accumulation Period. The Death Benefit is equal to the Contract Value adjusted for Credited Index Interest as of the date Death Benefits are payable. We do not apply the Surrender Charge or MVA in determining the Death Benefit payable.

BENEFITS OF YOUR CONTRACT

Your Contract offers you several benefits.

   o TAX DEFERRAL - Your Contract provides for tax-deferred growth. This may allow your Contract Value to grow faster because you earn interest on Contract Value that otherwise may have been paid in taxes. Your Contract Value may earn interest, the interest would compound within the Contract and the Contract Value you may have otherwise paid in taxes earns interest. Credited Index Interest earned generally is not taxed until it is withdrawn. We will apply any Credited Indexed Interest earned at the time of a partial withdrawal or surrender. You may use the Contract with certain tax qualified retirement plans, including in Roth IRA accounts. If your Contract is used with a Roth IRA or other Roth account in a tax qualified retirement plan, Credited Index Interest may not be taxed even when distributed. Please note, however, that tax qualified retirement plans provide their own tax deferral or other tax benefit; the purchase of this Contract does not provide additional tax benefits beyond those provided in the qualified plan.

   o FREE ANNUAL WITHDRAWALS AFTER FIRST CONTRACT YEAR - You may take a maximum of two free annual withdrawals from your Contract Value each Contract Year after the first Contract Year during the Initial Index Period. In each such Contract Year, you may withdraw up to 10% of Contract Value determined as of the beginning of the Contract Year without the application of a Surrender Charge or MVA on those amounts. Note that taxes and other penalties may apply to free annual withdrawals and withdrawals may be restricted under certain Qualified Contracts.

   o DEATH BENEFIT - Your Contract provides a Death Benefit. Death Benefit proceeds become payable to the Beneficiary upon our receipt of Due Proof of Death of the Owner during the Accumulation Period (or the first Owner to die if there are Joint Owners).

   o PROTECTION FROM OUTLIVING YOUR INCOME - Your Contract provides you with the opportunity to receive income payments during the Payout Period. Annuitizing your Contract converts your Contract Value into a stream of income which can be based on your life expectancy. Depending upon the type of income benefit option you choose, annuitization of your Contract can provide you with an income stream that you cannot outlive.

RISK FACTORS

Your Contract also has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

   o INDEX INTEREST CREDITING RISK - If the Index declines, it may or may not reduce your Contract Value in a Risk Control Account. This depends on the Risk Control Account to which you allocated your Contract Value. Nevertheless, you always assume the investment risk that no Credited Index Interest will be added to your Contract Value at the end of a Contract Year. You also bear the risk that sustained declines in the Index may result in Credited Index Interest not being credited to your Accumulated Value for a prolonged period. If your Contract Value is allocated to the Growth Account, you also assume the risk that we may credit negative Credited Index Interest. This means that Contract Value allocated to the Growth Account may decline. In addition, you assume the risk that the Index Interest Rate Cap, the maximum index interest rate that we may use to determine Credited Index Interest and which is set annually, can be reduced to as little as 1.0%.

       Please note that in an increasing interest rate environment, the MVA could reduce the amount received to less than the protection provided by the Index Interest Rate Floor.

   o LIQUIDITY RISK - We designed your Contract to be a long-term investment that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. While you are always permitted to take two partial withdrawals from the Contract each Contract Year after Contract Year 1 and to surrender the Contract at any time, a surrender in Contract Year 1 and partial withdrawals and surrenders in Contract Year 2 through the end of the Initial Index Period in excess of the free annual withdrawal amount, will be subject to a Surrender Charge and MVA (if applicable). We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

   o MARKET RISK - The historical performance of the Index should not be taken as an indication of the future performance of the Index. While the trading prices of the underlying stocks comprising the Index will determine the level of the Index, it is impossible to predict whether the level of the Index will fall or rise. Trading prices of the underlying stocks comprising the Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally and the equity trading markets on which the underlying common stocks are traded, and by various circumstances that can influence the levels of the underlying common stocks in a specific market segment or the level of a particular underlying stock.

   o RISK THAT WE MAY ELIMINATE OR SUBSTITUTE AN INDEX - THERE IS NO GUARANTEE THAT THE INDEX WILL BE AVAILABLE DURING THE ENTIRE TIME YOU OWN YOUR CONTRACT. WE MAY REPLACE CURRENTLY AVAILABLE INDICES IF THEY ARE DISCONTINUED OR THERE IS A MATERIAL CHANGE IN THE CALCULATION OF THE INDEX. IF WE SUBSTITUTE THE INDEX, THE PERFORMANCE OF THE NEW INDEX MAY DIFFER FROM THE ORIGINAL INDEX. THIS, IN TURN, MAY AFFECT THE CREDITED INDEX INTEREST YOU EARN AND AFFECT HOW YOU WANT TO ALLOCATE CONTRACT VALUE BETWEEN AVAILABLE RISK CONTROL ACCOUNTS. WE WILL NOT SUBSTITUTE THE INDEX UNTIL THE NEW INDEX HAS BEEN APPROVED BY THE INSURANCE DEPARTMENT IN YOUR STATE. IF WE SUBSTITUTE THE INDEX AND YOU DO NOT WISH TO ALLOCATE YOUR CONTRACT VALUE TO THE RISK CONTROL ACCOUNTS AVAILABLE UNDER THE CONTRACT, YOU MAY

       SURRENDER YOUR CONTRACT, BUT YOU MAY BE SUBJECT TO A SURRENDER CHARGE AND AN MVA, WHICH MAY RESULT IN A LOSS OF PRINCIPAL AND CREDITED INDEX INTEREST.

       We will notify you in your annual report of any addition of an index or substitution or removal of the Index or otherwise in writing where it is necessary to provide advance written notification of the change prior to your Contract Anniversary. See "Addition or Substitution of an Index" for more details.

       Note: When you purchase the Contract, you are not buying shares in a securities index or shares of stock.

   o RISK CONTROL ACCOUNT TRANSFER RESTRICTION - At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account. In that event, you may not be able to reallocate your Contract Value between the Secure Account and the Growth Account. See "access to your money - Bailout Provision" for more details.

   o CREDITOR AND SOLVENCY RISK - Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. AS SUCH, THE GUARANTEES UNDER THE CONTRACT ARE SUBJECT TO OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY, AND THEREFORE, TO THE RISK THAT WE MAY DEFAULT ON THOSE GUARANTEES. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth in the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   OTHER IMPORTANT INFORMATION YOU SHOULD KNOW

   o NO OWNERSHIP RIGHTS - You have no ownership rights in the underlying stocks comprising the Index. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Index. As the Owner of the Contract, you will not have any ownership interest or rights in the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions.

   o NO AFFILIATION WITH INDEX OR UNDERLYING STOCKS - We are not affiliated with the sponsor of the Index or the underlying stocks comprising that Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

   o POSSIBLE TAX LAW CHANGES - There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

--------------------------------------------------------------------------------
GETTING STARTED - THE ACCUMULATION PERIOD
--------------------------------------------------------------------------------

The Contract is an individual or joint owned, single premium deferred annuity. We describe your rights in your Contract below. Contracts issued in your state may provide different features and benefits than those described in this prospectus. A material difference may include the length of the right to examine period, the amount of and ability to waive the Surrender Charge, the Payout Date, or the availability of certain Income Payment Options. In addition, certain benefit options may not be available in all states. We will include any such state variations in your Contract. Your registered representative can provide you with more information about those state variations.

PURCHASING A CONTRACT

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be no older than age 85.

We sell the Contract through registered representatives who also are agents of the Company. To start the purchase process, you must submit an application to your registered representative. The Purchase Payment must either be paid at the Company's Administrative Office or delivered to your registered representative. Your registered representative will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order, we will begin the process of issuing the Contract. There may be delays in our processing of your application because of delays in receipt of your application from the selling firm or because of delays in determining whether your Contract is suitable to you. Any such delays will affect when we issue your Contract.

IMPORTANT: YOU MAY USE THE CONTRACT WITH CERTAIN TAX QUALIFIED RETIREMENT PLANS. THE CONTRACT INCLUDES ATTRIBUTES SUCH AS TAX DEFERRAL ON ACCUMULATED EARNINGS. QUALIFIED RETIREMENT PLANS PROVIDE THEIR OWN TAX DEFERRAL BENEFIT; THE PURCHASE OF THIS CONTRACT DOES NOT PROVIDE ADDITIONAL TAX DEFERRAL BENEFITS BEYOND THOSE PROVIDED IN THE QUALIFIED RETIREMENT PLAN. ACCORDINGLY, IF YOU ARE PURCHASING THIS CONTRACT THROUGH A QUALIFIED RETIREMENT PLAN, YOU SHOULD CONSIDER PURCHASING THE CONTRACT FOR ITS OTHER FEATURES SUCH AS CREDITED INDEX INTEREST THAT IS LOCKED-IN EACH CONTRACT YEAR, AND OTHER NON-TAX RELATED BENEFITS. PLEASE CONSULT A TAX ADVISER FOR INFORMATION SPECIFIC TO YOUR CIRCUMSTANCES TO DETERMINE WHETHER THE CONTRACT IS AN APPROPRIATE INVESTMENT FOR YOU.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner's Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

TAX-FREE "SECTION 1035" EXCHANGES

You can generally exchange one annuity contract for another in a "tax-free exchange" under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this prospectus, you might have to pay a Surrender Charge or negative Market Value Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Surrender Charge Period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

OWNER

Owner means the owner named in the application or any successor if ownership has been assigned. The Owner names the Annuitant or Joint Annuitants. All rights may be exercised by the Owner subject to the rights of any other Owner and any irrevocably named Beneficiary.

Any change in Owner is subject to our acceptance and we reserve the right to refuse such change on a non-discriminatory basis.

If an Owner who is a natural person dies during the Annuitant's lifetime, the Beneficiary is entitled to the Death Benefit. The Death Benefit becomes payable at the death of the Owner (if there are Joint Owners, the Death Benefit will become payable after the first Joint Owner dies). If an Owner is not a natural person and the Annuitant dies before the Payout Date, the Death Benefit will be payable to the Beneficiary. If you have any questions concerning the criteria you should use when choosing Annuitants under the Contract, consult your registered representative.

DIVORCE

In the event of divorce, the former spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former spouses.

BENEFICIARY

You name a Beneficiary when you apply for the Contract. At any time before the Payout Date, you may change the Beneficiary by a Written Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Written Request was signed. If there are multiple Owners, each Owner must sign the Written Request. In addition, any irrevocable Beneficiary must sign the Written Request. Any change is subject to payment or other actions we took before we received the request to change the Beneficiary at our Administrative Office.

Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner's estate (if Joint Owners, the surviving Owner will receive the Death Benefit proceeds).

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your registered representative.

RIGHT TO EXAMINE

You may cancel your Contract and return it to your registered representative or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid or your Contract Value depending upon the state in which your Contract was issued. However, if your Contract is an IRA under the Internal Revenue Code, we will refund your Purchase Payment. Generally, you must return your Contract within 10 days of receipt, but some states may permit a longer period.

--------------------------------------------------------------------------------
ALLOCATING YOUR PURCHASE PAYMENT
--------------------------------------------------------------------------------

PURCHASE PAYMENT

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. Our approval is required for a Purchase Payment of $1,000,000 or more. We do not allow any payments under the Contract after the initial Purchase Payment.

PURCHASE PAYMENT ALLOCATION

You must specify the percentage of your Purchase Payment to be allocated to each Risk Control Account on the Contract Issue Date. The amount you direct to a particular Risk Control Account must be in whole percentages from 1% to 100% of the Purchase Payment and your total allocation must equal 100% of the Purchase Payment. You may allocate your Purchase Payment to either or both Risk Control Accounts.

We will only issue the Contract on the 10th and 25th of each month (an "Issue Date"). If we receive your Purchase Payment and all necessary paperwork to process your Contract before the Issue Date, we will deposit your Purchase Payment in our General Account. We then will transfer your Purchase Payment, based on the allocation you specified, to the Risk Control Accounts on the Contract Issue Date. Your Purchase Payment will begin to earn Index Interest, if any, only after it has been allocated to a Risk Control Account(s).

--------------------------------------------------------------------------------
AUTOMATIC REBALANCE PROGRAM
--------------------------------------------------------------------------------

Each Contract Anniversary, during the Initial Index Period, we will automatically rebalance your Contract Value among the Risk Control Accounts based on your most recent allocation instructions that we have on file, or the allocation applied on the Contract Issue Date if you have not made any additional allocation change requests. This means, for example, that if your allocation instructions require that 50% of your Contract Value be allocated to the Secure Account and 50% of your Contract Value be allocated to the Growth Account, we will transfer your Contract Values between those Accounts on the Contract Anniversary so that 50% of your Contract Value has been allocated to both the Secure Account and Growth Account following the transfer.

You may change your allocation of Contract Value between the Risk Control Accounts once each Contract Year. Any new allocation change request will supersede any prior allocation change requests you made. There are no limits on the number of requests that you can make. However, your latest instructions will take effect on the next Contract Anniversary. Your request must be received at our Administrative Office at least two Business Days prior to your Contract Anniversary for the new instructions to be effective for that Contract Anniversary. If we do not receive your Written Request in time for the next Contract Anniversary, your instructions will be effective on the following Contract Anniversary.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program.

--------------------------------------------------------------------------------
CONTRACT VALUE
--------------------------------------------------------------------------------

On the Contract Issue Date, your Contract Value equals the Purchase Payment. Each Risk Control Account is established by an allocation of a portion or all of your Purchase Payment to that Account. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the sum of the Risk Control Account Values.

--------------------------------------------------------------------------------
RISK CONTROL ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your Purchase Payment to one or both of the two Risk Control Accounts we currently make available, the Secure Account and the Growth Account. We hold reserves for the Index Interest Rate Floor and Cap guarantees for amounts allocated to the Risk Control Accounts in the Separate Account. Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company's financial strength and claims-paying ability.

We will apply Credited Index Interest to your Contract Value allocated to a Risk Control Account on a Contract Anniversary based on the percentage change in the Index during the Contract Year just completed, subject to the interest rate calculation methodology, Index Interest Rate Cap, and Index Interest Rate Floor. In the case of a partial withdrawal, surrender, annuitization or death of the Owner that occurs during a Contract Year on a date other than a Contract Anniversary, we will apply Credited Index Interest to your Contract Value allocated to a Risk Control Account based on the percentage change in the Index from the beginning of the Contract Year to the date of the partial withdrawal, surrender, annuitization or death, as applicable, subject to the interest rate calculation methodology, Index Interest Rate Cap and Index Interest Rate Floor. Please note that the Index does not include dividends paid on the stocks comprising the Index, and therefore does not reflect the full investment performance of the underlying stocks.

WE RESERVE THE RIGHT TO ADD OR SUBSTITUTE THE INDEX. IF WE SUBSTITUTE THE INDEX, THE PERFORMANCE OF THE NEW INDEX MAY DIFFER FROM THE ORIGINAL INDEX. THIS, IN TURN, MAY AFFECT THE CREDITED INDEX INTEREST YOU EARN.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index as a replacement to the Index on the same day that we remove the Index. If we are unable to do so, so that there is a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any Credited Index Interest we may credit your Contract Value for that Contract Year will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender or annuitize the Contract, or die during the interim period, we will apply Credited Index Interest to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Contract Year to the date on which the Index became unavailable under the Contract, subject to the interest rate calculation methodology, Index Interest Rate Cap and Index Interest Rate Floor.

After the Initial Index Period, only the Secure Account will be available for the allocation of your Contract Value.

Your Contract Value allocated to a Risk Control Account ("Risk Control Account Value") equals:

    o   Your Risk Control Account Value as of the last Contract Anniversary;
        PLUS

    o Any Credited Index Interest applied to Risk Control Account Value during the current Contract Year; MINUS

    o Gross Withdrawals from your Risk Control Account Value (the sum of all partial withdrawals taken since the last Contract Anniversary, which includes all Surrender Charges and adjusted for any MVA).

Your Risk Control Account Value as of the last Contract Anniversary equals your Risk Control Account Value at the beginning of the current Contract Year.

INTEREST RATE CALCULATION METHODOLOGY. Each Risk Control Account uses an annual point-to-point interest rate calculation methodology to determine the amount of Credited Index Interest. Under the annual point-to-point method, the Credited Index Interest, if any, is measured based on the percentage change in the Index over a Contract Year, a one year period. Credited Index Interest is subject to an:

    o Index Interest Rate Cap, which is the maximum rate that we will use in the calculation of Credited Index Interest; and

    o Index Interest Rate Floor, which is the minimum interest rate that we will use in the calculation of Credited Index Interest.


CREDITED INDEX INTEREST. We use Credited Index Interest to calculate Contract Value. We calculate Credited Index Interest on each Contract Anniversary and at the time of partial withdrawal, surrender, death and annuitization. Credited Index Interest is based on two factors: the Credited Index Interest Rate and your Risk Control Account Value. Specifically, Credited Index Interest equals the Credited Index Interest Rate multiplied by your Risk Control Account Value as of the last Contract Anniversary. Examples of how the Credited Index Interest Rate and Credited Index Interest are calculated are set forth on pages 16 and 17 of the prospectus.


The Credited Index Interest Rate for a Risk Control Account equals:

(A/B) -- 1 where:

A = the Adjusted Index Value as of the current date; and

B = the later of the Adjusted Index Value as of the last partial withdrawal taken in the current Contract Year. If no partial withdrawals have been taken in the current Contract Year, this will be equal to the Initial Index Value.

YOU CAN FIND THE CREDITED INDEX INTEREST APPLIED TO YOUR CONTRACT VALUE ON THE ANNUAL STATEMENT THAT WE WILL FORWARD TO YOU FOLLOWING YOUR CONTRACT ANNIVERSARY. YOU MAY ALSO FIND THE CREDITED INDEX INTEREST THAT HAS ACCRUED TO YOUR CONTRACT VALUE PRIOR TO A CONTRACT ANNIVERSARY BY CALLING THE CUSTOMER SERVICE CENTER TOLL-FREE TELEPHONE NUMBER (800.798.6600) OR BY VIEWING ON-LINE AT http://eservice.cunamutual.com.

ADJUSTED INDEX VALUE. The Adjusted Index Value depends on the Unadjusted Index Value (or the last Adjusted Index Value in the case where one or more partial withdrawals are made in a Contract Year). The Adjusted Index Value is calculated each time Credited Index Interest is calculated. This can be as frequently as daily and occurs on each Contract Anniversary or on any date when a partial withdrawal, surrender, Death Benefit or annuitization is processed. Unadjusted Index Value for a day on which we calculate Index Interest is the closing value of the Index on that date. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published if you made no partial withdrawals during a Contract Year, we would calculate the Adjusted Index Value as follows:

If the Unadjusted Index Value is greater than the Initial Index Value multiplied by (1 + Index Interest Rate Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Interest Rate Cap).

If the Unadjusted Index Value is less than the Initial Index Value multiplied by (1 + Index Interest Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Interest Rate Floor).

If the Unadjusted Index Value is less than the Initial Index Value multiplied by (1 + Index Interest Rate Cap) but more than the Initial Index Value multiplied by (1 + Index Interest Rate Floor), then the Adjusted Index Value will equal the Unadjusted Index Value.

For example, assume the following:
    o   Initial Index Value = 1,000
    o   Index Interest Rate Cap = 15%
    o   Index Interest Rate Floor = -10%
At the time Credited Index Interest is calculated, the Adjusted Index Value will be:
    o   Scenario 1: Unadjusted Index Value = 1,200
            o   1,200 is greater than 1,150 (1,000 x (1 + 0.15)) so the
                Adjusted Index Value is equal to 1,150.
    o   Scenario 2: Unadjusted Index Value = 850
            o 850 is less than 900 (1,000 x (1 - 0.10)) so the Adjusted Index Value is equal to 900.
    o   Scenario 3: Unadjusted Index Value = 1,100
            o 1,100 is less than 1,150 (1,000 x (1 + 0.15)) and greater than 900 (1,000 x (1 - 0.10)) so the Adjusted Index Value is equal to 1,100.\

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Index Interest Rate Cap) and will never be lower than the Initial Index Value multiplied by (1 + Index Interest Rate Floor).

SETTING THE INDEX INTEREST RATE CAP AND THE INDEX INTEREST RATE FLOOR. We consider various factors in determining the Index Interest Rate Caps and Index Interest Rate Floors, including investment returns available at the time that we issue the Contract, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Index Interest Rate Cap and the Index Interest Rate Floor at our sole discretion. We set the Index Interest Rate Cap at the beginning of each Contract Year and guarantee the Index Interest Rate Cap for the duration of the Contract Year. We guarantee the Index Interest Rate Floor for the life of your Contract.

SECURE ACCOUNT
--------------

If you choose to allocate all or a portion of your Purchase Payment or Contract Value to the Secure Account, we will determine Credited Index Interest based on the percentage change in the value of the Index from the Initial Index Value to the Contract Anniversary (or date of partial withdrawal, surrender, annuitization, or date of death of the Owner), subject to an Index Interest Rate Cap and an Index Interest Rate Floor.

INDEX INTEREST RATE CAP FOR THE SECURE ACCOUNT. The Index Interest Rate Cap is the maximum rate that we will use in the calculation of Credited Index Interest. The initial Index Interest Rate Cap is shown on your contract data page. On the first Contract Anniversary and on any subsequent Contract Anniversary, we will declare an Index Interest Rate Cap which we guarantee for the next Contract Year. We will forward advance written notice to you of the Index Interest Rate Cap at least fifteen days prior to the start of that Contract Year. The notice will also describe your right to transfer Contract Value between the Secure Account and the Growth Account and your right to exercise the Bailout Provision, if applicable. The Index Interest Rate Cap for the Secure Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Secure Account equal to 1.0%.

        INDEX INTEREST RATE FLOOR FOR THE SECURE ACCOUNT. The Index Interest Rate Floor for the Secure Account is zero. As a result, Credited Index Interest will never be less than zero and your Contract Value in the Secure Account will never be reduced by the application of Credited Index Interest.

GROWTH ACCOUNT
--------------

If you choose to allocate all or a portion of your Purchase Payment or Contract Value to the Growth Account, we will determine Credited Index Interest based on the percentage change in the value of the Index from the Initial Index Value to the Contract Anniversary (or date of partial withdrawal, surrender, annuitization, or date of death of the Owner), subject to an Index Interest Rate Cap and an Index Interest Rate Floor. The Growth Account is not available after the Initial Index Period Expiration Date.

        INDEX INTEREST RATE CAP FOR THE GROWTH ACCOUNT. The Index Interest Rate Cap is the maximum rate that we will use in the calculation of Credited Index Interest. The initial Index Interest Rate Cap is shown on your contract data page. On the first Contract Anniversary and on any subsequent Contract Anniversary, we will declare an Index Interest Rate Cap which we guarantee for the next Contract Year. We will forward advance written notice to you of the Index Interest Rate Cap at least fifteen days prior to the start of that Contract Year. The notice will also describe your right to transfer Contract Value between the Secure Account and the Growth Account and your right to exercise the Bailout Provision, if applicable. The Index Interest Rate Cap for the Growth Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Growth Account equal to 1.0%.

        INDEX INTEREST RATE FLOOR FOR THE GROWTH ACCOUNT. The Index Interest Rate Floor for the Growth Account is -10%. This means that your Credited Index Interest could be negative, but it will never be less than - 10% regardless of whether the investment performance of the Index during the Contract Year is less than -10%. If the Credited Index Interest is negative, your Contract Value in the Growth Account would be reduced by the application of such negative Credited Index Interest.

The following three examples illustrate how we credit Index Interest to the Secure and Growth Accounts based on different levels of index performance. No withdrawals are assumed to occur under these examples.

Example 1: This example illustrates the calculation of Credited Index Interest when Index performance is greater than the Index Interest Rate Cap and the Index Interest Rate Floor.

  Assume the following information:

Prior Contract Anniversary:                   9/30/2012
Initial Index Value:                              1,000

Secure Account Value:                           $75,000
  Index Interest Rate Floor:                      0.00%
  Index Interest Rate Cap:                        4.00%

Growth Account Value:                           $25,000
  Index Interest Rate Floor:                    -10.00%
  Index Interest Rate Cap:                       14.00%
-----------------------------------------------------------
Contract Anniversary:                         9/30/2013
Unadjusted Index Value:                           1,200

The return on the Index is equal to the Unadjusted Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is 20% [(1.200/1.000)-1]. This is greater than the Index Interest Rate Cap and above the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both Accounts is set at the cap level. Contract Value allocated to the Secure Account is credited with 4% Index Interest and Contract Value allocated to the Growth Account is credited with 14% Index Interest.

Example 2: This example illustrates the calculation of Credited Index Interest when Index performance is less than the Index Interest Rate Cap and greater than the Index Interest Rate Floor.

  Assume the following information:

Prior Contract Anniversary:                    9/30/2012
Initial Index Value:                               1,000

Secure Account Value:                            $75,000
  Index Interest Rate Floor:                       0.00%
  Index Interest Rate Cap:                         4.00%

Growth Account Value:                            $25,000
  Index Interest Rate Floor:                     -10.00%
  Index Interest Rate Cap:                        14.00%
------------------------------------------------------------
Contract Anniversary:                          9/30/2013
Unadjusted Index Value:                            1,030

The return on the Index is equal to the Unadjusted Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is 3% [(1.030/1.000)-1]. This is below the Index Interest Rate Cap and above the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both accounts is equal to the return on the Index. Contract Value allocated to the Secure Account is credited with 3% Index Interest and Contract Value allocated to the Growth Account is credited with 3% Index Interest.

Example 3: This example illustrates the calculation of Credited Index Interest when Index performance is less than the Index Interest Rate Floor.

  Assume the following information:

Prior Contract Anniversary:                   9/30/2012
Initial Index Value:                              1,000

Secure Account Value:                           $75,000
  Index Interest Rate Floor:                      0.00%
  Index Interest Rate Cap:                        4.00%

Growth Account Value:                           $25,000
  Index Interest Rate Floor:                    -10.00%
  Index Interest Rate Cap:                       14.00%
-----------------------------------------------------------
Contract Anniversary:                         9/30/2013
Unadjusted Index Value:                             800

The return on the Index is equal to the Unadjusted Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is -20% [(800/1.000)-1]. This is below the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both Accounts is equal to the Index interest Rate Floor for each Risk Control Account. Contract Value allocated to the Secure Account is credited with 0% Index Interest and Contract Value allocated to the Growth Account is credited with -10% Index Interest. This results in negative Credited Index Interest of -$2,500 being applied to the Contract Value in the Growth Account and thus is a decline in the Contract Value allocated to the Growth Account of $2,500. No Credited Index Interest would be applied to Contract Value in the Secure Account and thus the Contract Value in the Secure Account remains unchanged.

The Company retains the right to change the current Index Interest Rate Cap for both the Secure and Growth Accounts at its discretion, subject to the minimum Index Interest Rate Cap of 1.0%. The Company would consider the following factors when determining whether to make such a change:

    o significant changes in derivative, equity and/or fixed income instrument valuations;
    o increases in hedging costs that have a material impact on the Company's ability to offer the Contract;
    o derivative market changes that materially impact availability and structure of hedging instruments;
    o significant negative fixed income instrument default experience realized by the Company;
    o meaningful changes in Company and/or Contract cost structure due to regulatory or other business management concerns; and
    o   material unanticipated Owner experience.

ADDITION OR SUBSTITUTION OF AN INDEX. There is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of an Index is changed substantially, we may substitute a suitable similar broad based U.S. stock market index for the original Index. If we substitute an index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn. We will not substitute an index until that index has been approved by the insurance department in your state. The selection criteria for a suitable alternative Index includes the following:

    o A sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge Credited Index Interest Rates;
    o The Index should be recognized as a broad based index that tracks the U.S. stock market if it is replacing an index such as the S&P 500 Index; and
    o The publisher of the index must allow the Company to use the index in contract and other materials for a reasonable fee.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in the annual report unless earlier written notice is necessary.

--------------------------------------------------------------------------------
MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------

If you surrender your Contract or take a partial withdrawal in excess of the free annual withdrawal amount during the Initial Index Period, we will apply the MVA to the amount being surrendered or withdrawn in excess of the free annual withdrawal amount. No MVA will apply after the end of the Initial Index Period.

NOTE: THE MVA WILL EITHER INCREASE OR DECREASE THE AMOUNT YOU RECEIVE FROM A PARTIAL WITHDRAWAL OR YOUR SURRENDER VALUE. YOU MAY LOSE A PORTION OF YOUR PRINCIPAL DUE TO THE MVA REGARDLESS OF THE RISK CONTROL ACCOUNT TO WHICH YOU ALLOCATED CONTRACT VALUE. YOU DIRECTLY BEAR THE INVESTMENT RISK ASSOCIATED WITH AN MVA. YOU SHOULD CAREFULLY CONSIDER YOUR INCOME NEEDS BEFORE PURCHASING THE CONTRACT.

PURPOSE OF THE MVA

The MVA is an adjustment that may be made to the amount you receive in excess of the free annual withdrawal amount if you surrender the Contract during the Initial Index Period or take a partial withdrawal in excess of the free annual withdrawal amount during the Initial Index Period. In general, if interest rate levels have increased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be negative. Similarly, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be positive. The MVA reflects in part the difference between the effective yield of the Constant Maturity Treasury rate, a rate representing the average yield of various Treasury securities, on the Contract Issue Date for a duration equal to the Initial Index Period and the effective yield of the Constant Maturity Treasury rate for a duration equal to the remaining length of the Initial Index Period at the time of surrender or partial withdrawal. In addition, the MVA reflects in part the difference between the effective yield of the BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread, a rate representative of investment grade corporate debt credit spreads in the U.S., on the Contract Issue Date and the effective yield of the BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread at the time of surrender or partial withdrawal. The greater the difference in those effective yields, respectively, the greater the effect the MVA will have. We will increase the amount you will be paid from a partial withdrawal by the amount of any positive MVA, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive MVA. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative MVA, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative MVA.

In general, if the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year US Corporate Constrained Index Asset Swap Spread have increased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be negative and will decrease the Surrender Value or amount you receive from a partial withdrawal. Similarly, if the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread have decreased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be positive and will increase the Surrender Value or amount you receive from a partial withdrawal. The Company uses both the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year US Corporate Constrained Index Asset Swap Spread in determining any MVA since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates.

The amount of the MVA also reflects in part the Credited Index Interest Rate determined at the time of surrender or partial withdrawal. We use the Credited Index Interest Rate to either decrease or increase the amount of the MVA. If the Credited Index Interest Rate is positive, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will decrease the amount subject to the market value adjustment factor and therefore reduce the amount of any positive or negative MVA. Conversely, if the Credited Index Interest Rate is negative, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will increase the amount subject to the market value adjustment factor and therefore increase the amount of any positive or negative MVA. If the Credited Index Interest Rate is 0%, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will not change the amount subject to the market value adjustment factor and therefore will not change the amount of any positive or negative MVA. If the Index has increased since the date on which we determined the Initial Index Value for the Current Contract Year, the Credited Index Interest Rate will be positive. If the Index has decreased since the date on which we determined the Initial Index Value for the Current Contract Year, the Credited Index Interest Rate will be negative.

The MVA helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the date we issue the Contract to the time of a surrender or partial withdrawal.

APPLICATION AND WAIVER

For each Risk Control Account, we will calculate the MVA as of the date we receive your Written Request for surrender or partial withdrawal in Good Order at our Administrative Office. If the MVA is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive MVA. If the MVA is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative MVA.

We will NOT apply an MVA to:
        ---
    1. free annual withdrawal amounts;
    2. Death Benefit proceeds;
    3. partial withdrawals that qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in this prospectus;
    4. withdrawals under the Bailout Provision;
    5. partial withdrawals taken as required minimum distributions under the Internal Revenue Code;
    6. partial withdrawals or a surrender after the Initial Index Period; and
    7. income payments during the Payout Period.

MVA FORMULA

An MVA is equal to the amount of the partial withdrawal or surrender in excess of the free annual withdrawal amount (W) divided by 1 plus the Credited Index Interest Rate (IIR*) then multiplied by the market value adjustment factor
(MVAF) minus 1 or (W/(1+IIR*))x(MVAF -1).

Where:

       IIR* = Credited Index Interest Rate equal to (A/B) - 1 where:
                      A = The Adjusted Index Value; and
                      B = The Initial Index Value for the current Contract Year.

       MVAF = ((1 + I + K)/(1 + J + L)) ^N where:
                      I = The Constant Maturity Treasury rate for a maturity consistent with the Initial Index Period (shown on your contract data page);

                      J = The Constant Maturity Treasury rate for a maturity consistent with the remaining length of the Initial Index Period;

                      (If there is no corresponding maturity of Constant Maturity Treasury rate then the linear interpolation of the Index with maturities closest to N will be used to determine I and J.)

                      K = The BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread as of the Contract Issue Date (shown on your contract data page);

                      L = The BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread as of the withdrawal date; and

                      N = The number of years (whole and partial) from the current date until the end of the Initial Index Period.

We determine I based on the Initial Index Period you have chosen. For example, if you choose the 10-year Initial Index Period at issue, then I would correspond to the 10-year Constant Maturity Treasury rate at the time we issue the Contract. We determine J when you take a partial withdrawal or surrender. For example, if you chose the 10-year Initial Index Period at issue and surrender the Contract 2 years into the Initial Index Period, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Initial Index Period or 8 years (8 = 10 - 2). For I and J where there is no Constant

Maturity Treasury rate declared, we will use linear interpolation between declared Constant Maturity rates to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread on the previous Business Day.

If the publication of any component of the Market Value Adjustment Indices is discontinued or if the calculation of the Market Value Adjustment Indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute an index, we will notify you in writing of the substitution.

For examples of how we calculate MVAs, see "appendix a" to this prospectus.

--------------------------------------------------------------------------------
SURRENDER VALUE
--------------------------------------------------------------------------------

If you surrender the Contract, you will receive the Surrender Value. The Surrender Value is equal to your Contract Value, less any Surrender Charges (described under the "fees and charges" section below), and adjusted for any MVA.

--------------------------------------------------------------------------------
FEES AND CHARGES
--------------------------------------------------------------------------------

We assess the following fees and charges under the Contract.

SURRENDER CHARGE

If you surrender the Contract or make a partial withdrawal of your Contract Value during the Initial Index Period, we may assess a Surrender Charge. Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company.

The amount of the Surrender Charge depends on the Initial Index Period that you have chosen, the length of time you have owned your Contract, and the amount you withdraw. The Surrender Charge amount is computed as a percentage of the amount withdrawn in excess of the free annual withdrawal amount. The Surrender Charge rates are as follows:

5-YEAR, 7-YEAR, AND 10-YEAR INITIAL INDEX PERIODS

----------------------------------------------------------------------------
IF YOU CHOOSE THE            IF YOU CHOOSE THE            IF YOU CHOOSE THE
5-YEAR PERIOD:               7-YEAR PERIOD:               10-YEAR PERIOD:
----------------------------------------------------------------------------
1           9%               1           9%               1          9%
----------------------------------------------------------------------------
2           9%               2           9%               2          9%
----------------------------------------------------------------------------
3           8%               3           8%               3          8%
----------------------------------------------------------------------------
4           7%               4           7%               4          7%
----------------------------------------------------------------------------
5           6%               5           6%               5          6%
----------------------------------------------------------------------------
6+          0%               6           5%               6          5%
----------------------------------------------------------------------------
                             7           4%               7          4%
----------------------------------------------------------------------------
                             8+          0%               8          3%
----------------------------------------------------------------------------
                                                          9          2%
----------------------------------------------------------------------------
                                                          10         1%
----------------------------------------------------------------------------
                                                          11+        0%
----------------------------------------------------------------------------

IT IS IMPORTANT TO NOTE THAT WE ONLY ASSESS THE SURRENDER CHARGE AND APPLY AN MVA DURING THE INITIAL INDEX PERIOD. THEREFORE, WHEN CHOOSING YOUR INITIAL INDEX PERIOD, YOU SHOULD CAREFULLY CONSIDER THE LENGTH OF TIME YOU WOULD LIKE TO BE SUBJECT TO THE SURRENDER CHARGE AND MVA. FOR MORE INFORMATION ON THE MVA, SEE "MARKET VALUE ADJUSTMENT."

An Initial Index Period should be chosen based on an Owner's specific investment, liquidity and retirement planning needs. For example, if you would like the potential to earn the highest positive Credited Index Interest under the Contract for as long as possible and do not foresee the need to make withdrawals from the Contract, you may want to consider the 10-Year Initial Index Period and allocate Contract Value to the Growth Account. In general, the Index Interest Rate Cap for either the Secure Account or the Growth Account increases with the duration of the Initial Index Period. In addition, in general, the Index Interest Rate Cap for the Growth Account will exceed the Index Interest Rate Cap for the Secure Account for the same Initial Index Period. Also, it is important to keep in mind that the Growth Account is only available during the Initial Index Period.

Conversely, if you would like the potential to earn positive Credited Index Interest but also want to preserve your Contract Value and foresee the need to make withdrawals in six or more years, you may want to consider the 5-Year Initial Index Period and allocate Contract Value to the Secure Account.

We will deduct the Surrender Charge from your withdrawal proceeds. We will deduct the Surrender Charge before we apply any MVA to your withdrawal proceeds. For an example of how we calculate the amount you receive when you make a partial withdrawal during the Initial Index Period, see Examples 1 and 2 in "appendix a" to this prospectus.

We will not assess the Surrender Charge on:

          o   free annual withdrawal amounts;
          o   Death Benefit proceeds;
          o partial withdrawals that qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in this prospectus;
          o   withdrawals under the Bailout Provision;
          o partial withdrawals taken as required minimum distributions under the Internal Revenue Code;
          o   partial withdrawals or a surrender after the Initial Index Period;
              and
          o   income payments during the Payout Period.

After the first Contract Anniversary and during the Initial Index Period, we will provide you with a free annual withdrawal amount each year. We also may waive the Surrender Charge in certain circumstances. For information on free annual withdrawals and Surrender Charge waivers, see "access to your money."

CHANGE OF ANNUITANT ENDORSEMENT CHARGE

If you change the Annuitant within the first two Contract Years, we reserve the right to assess a fee to offset the expenses incurred. This fee will not exceed $150 and will be assessed on a pro-rata basis proportional to your Contract Value in the Risk Control Accounts.

OTHER INFORMATION

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the floors to the Index Interest credited to the Risk Control Accounts, the surrender rights available under the Contract, the Death Benefit and the income benefits. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

PARTIAL WITHDRAWALS

At any time after the first Contract Anniversary and before the Payout Date you may make two partial withdrawals each Contract Year. To make a partial withdrawal, you must submit a Written Request in Good Order to our Administrative Office. The written consent of all Owners and irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. Your partial withdrawal request must specify the amount that is to be withdrawn either as a total dollar amount or as a percentage of Contract Value. We will take the partial withdrawal pro-rata from your Contract Value in the Risk Control Accounts based on your Contract Value as of the date we received your Written Request in Good Order at our Administrative Office.

Partial withdrawals taken during the Initial Index Period may be subject to Surrender Charges and an MVA. (see "fees and charges" and "Market Value Adjustment"). Partial withdrawals may also be subject to income tax and, if taken before age 59 1/2, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See "federal income tax matters."

FREE ANNUAL WITHDRAWAL AMOUNT. After the first Contract Anniversary, we will provide you with a free annual withdrawal amount each year during the Initial Index Period. As long as the partial withdrawals you take during a Contract Year do not exceed the free annual withdrawal amount, we will not assess a Surrender Charge or apply an MVA.

The free annual withdrawal amount for a Contract Year equals 10% of your Contract Value calculated as of the start of the Contract Year. If you make a partial withdrawal of less than the free annual amount, the remaining free annual withdrawal amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining free annual withdrawal amount will not carry over to a subsequent Contract Year.

If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract.

WAIVER OF SURRENDER CHARGES. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital waiver or terminal illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. You may exercise this waiver only once during the time you own the Contract.

    o NURSING HOME OR HOSPITAL WAIVER. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of Owner or Annuitant. We may require verification of confinement to the Nursing Home or Hospital.

        The conditions that must be met are that:

           o the confinement in a Nursing Home or Hospital is recommended by a Physician who is duly licensed by the state to treat the injury or sickness causing the confinement and who is not an employee of the Nursing Home or Hospital where any Annuitant or Owner is confined; and

           o an additional free annual withdrawal amount request, accompanied by written proof of confinement and the Physician's recommendation, is received by us no later than 90 days following the date that the qualifying confinement has ended.

    o TERMINAL ILLNESS WAIVER. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where any Owner or Annuitant is diagnosed with a terminal illness and has a life expectancy of 12 months or less. As proof, we may require a determination of the terminal illness. Such determination must be signed by the physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant's immediate family.

Please see your Contract for more information.

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

NOTE: We do not pro-rate Credited Index Interest, the Index Interest Rate Floor or the Index Interest Rate Cap in the event of the death of the Owner during or after the Initial Index Period.

SURRENDERS

At any time before the Payout Date and before the death of the Owner, you may surrender your Contract for the Surrender Value described above in "surrender value."

To surrender your Contract, you must make a Written Request in Good Order to our Administrative Office. The consent of all Owners and irrevocable Beneficiaries must be obtained before the Contract is surrendered.

Surrender Charges and a MVA may apply to your Contract surrender. See "market value adjustment" and "fees and charges." A surrender may also be subject to income tax and, if taken before age 59 1/2, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See "federal income tax matters."

PARTIAL WITHDRAWAL AND SURRENDER RESTRICTIONS

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

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

RIGHT TO DEFER PAYMENTS

We may defer payments we make under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.

We do not pro-rate Credited Index Interest, the Index Interest Rate Floor or the Index Interest Rate Cap.

BAILOUT PROVISION

We will set a bailout rate for each Risk Control Account. The bailout rate will be prominently displayed on your contract data page attached to the front of the cover page of the Contract and will not change during the Initial Index Period. The Bailout Provision allows you to make a withdrawal of the Contract Value attributable to a Risk Control Account without incurring any Surrender Charge and without the application of any MVA. Specifically, if the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account during the Initial Index Period without incurring any Surrender Charge and without the application of any MVA during the 30-day period following the Contract Anniversary. We must receive your Written Request for a withdrawal of Contract Value under the Bailout Provision in Good Order during the 30-day period following the Contract Anniversary. With respect to such withdrawal, your Contract Value will be reduced by the amount of the withdrawal. At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfer into that Risk Control Account.

WITHDRAWALS TAKEN UNDER THE BAILOUT PROVISION MAY HAVE TAX CONSEQUENCES. The tax treatment of a withdrawal under the Bailout Provision depends on whether the Contract is a Non-Qualified Contract or a Qualified Contract. Generally, for a withdrawal from a Non-Qualified Contract, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the Owner's investment in the Contract. If the Contract is a Qualified Contract, a portion of the withdrawal is taxable as ordinary income, based on the ratio of the "investment in the contract" to the individual's total account balance or accrued benefit under the retirement plan. If taken prior to age 59 1/2, a withdrawal from either a Non-Qualified or a Qualified Contract may be subject to an additional 10% federal tax penalty. See discussion of "Withdrawals" and "Penalty Tax on Certain Withdrawals" under "Federal Income Tax Matters."

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DEATH BENEFIT
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DEATH OF THE OWNER

If the Owner dies before the Payout Date (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

      o   Due Proof of Death of the Owner while the Contract is in force;
      o   our claim form from each Beneficiary, properly completed; and
      o   any other documents we require.

The Death Benefit will equal your Contract Value adjusted for the application of any Credited Index Interest on the date we receive Due Proof of Death.

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

No Surrender Charges or MVA will apply to the Death Benefit. NOTE: We do not pro-rate Credited Index Interest, the Index Interest Rate Floor or the Index Interest Rate Cap in the event of the death of the Contract Owner during or after the Initial Index Period.

Within 60 days after we receive Due Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of
Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

DEATH OF ANNUITANT WHILE THE OWNER IS LIVING

If the Annuitant dies during the Accumulation Period while the Owner is living and no joint Annuitant has been named, the Owner will become the Annuitant, until and unless we receive notice. If there are joint Annuitants, when an Annuitant dies, the surviving joint Annuitant will become the sole Annuitant.

If the Owner is not a natural person and the last surviving Annuitant dies before the Payout Date, the Death Benefit will be payable to the Beneficiary.

DEATH BENEFIT PAYMENT OPTIONS

The following rules apply to the payment of the Death Benefit:

      o SPOUSES -- If the sole Beneficiary is the surviving spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner. At the death of the surviving spouse, this provision may not be used again, even if that surviving spouse remarries. In that case, the rules for non-spouses will apply. A surviving spouse may also elect to receive the Death Benefit proceeds in a lump sum, apply the proceeds to an Income Payment Option, or receive the Death Benefit proceeds within five years of the date of the Owner's death.

      o NON-SPOUSES -- If the Beneficiary is not the surviving spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

          o Receive the Death Benefit in one lump sum following our receipt of Due Proof of Death;

          o Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Income Payment Options. Payments under an Income Payment Option must begin within 1 year of the Owner's death and must not extend beyond a period certain equal to the Beneficiary's life expectancy; or

          o Receive the Death Benefit within five years of the date of the Owner's death.

Upon receipt of Due Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above.

DEATH OF OWNER OR ANNUITANT AFTER THE PAYOUT DATE

If an Annuitant dies during the Payout Period, remaining income payments, if any, will be distributed as provided by the Income Payment Option in effect.

If an Owner dies after the start of income payout, any remaining income payments will be distributed at least as rapidly as provided by the Income Payment Option in effect.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The "escheatment" is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

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INCOME PAYMENTS -- THE PAYOUT PERIOD
--------------------------------------------------------------------------------

PAYOUT DATE

When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant's 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the age of the oldest Joint Annuitant.

You may change the Payout Date by sending a Written Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; and (iii) the requested Payout Date is at least two years after the Contract Issue Date. Any such change is subject to any maximum maturity age restrictions that may be imposed by law and cannot extend past the Annuitant's 95th birthday or the original Payout Date.

TERMS OF INCOME PAYMENTS

We use fixed rates of interest to determine the amount of income payments payable under the Income Payment Options. Income payments will vary; however, depending on the number of Annuitants living on the Payout Date. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or MVA to income payments.

If there is one Annuitant living on the Payout Date, we will apply your Contract Value to provide for a Life Income Option with a 10-Year Guaranteed Period Certain, unless you have elected an Income Payment Option before the Payout Date or we are otherwise required under the Internal Revenue Code. If there are two Annuitants living on the Payout Date, we will apply your Contract Value to a Joint and Last Survivor Life Income Option with a 10-Year Guaranteed Period Certain unless you have elected an Income Payment Option before the Payout Date or we are otherwise required by the Internal Revenue Code. We describe the Life Income Option and the Joint and Last Survivor Life Income Option under "income payment options" below.


We will make the first income payment on the Payout Date. We may require proof of age and sex of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payment Option. We may require proof from time to time that this condition has been met.

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INCOME PAYMENT OPTIONS
--------------------------------------------------------------------------------

ELECTION OF AN INCOME PAYMENT OPTION

You and/or the Beneficiary may elect to receive one of the Income Payment Options described under "Options" below. The Income Payment Option and distribution, however, must satisfy the applicable distribution requirements of
Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payment Option must be made by Written Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.

The amount applied under each option must be at least $2,500, or the amount required to provide an initial monthly income payment of $20.

We will make income payments monthly, quarterly, semiannually, or annually. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.

If you do not specify an Income Payment Option in your application, the default payment option will be Option 2 -- Life Income Option with a 10-year guaranteed period. You may change this payment option any time before payments begin on the Payout Date.

OPTIONS

We offer the following Income Payment Options.

OPTION 1 -- INSTALLMENT OPTION. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used.

OPTION 2 -- LIFE INCOME OPTION -- GUARANTEED PERIOD CERTAIN. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all the income payments have been made for the guaranteed period certain: (a) income payments will be continued for the remainder of the guaranteed period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used. The guaranteed periods are 0 (life income only), 5, 10, 15, or 20 years.

OPTION 3 -- JOINT AND LAST SURVIVOR LIFE INCOME OPTION -- GUARANTEED PERIOD CERTAIN. We will pay monthly income payments for as long as either of the Annuitants lives. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years: (a) income payments will be continued for the remainder of the guaranteed period certain to the Payee; or
(b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used.

The options described above may not be offered in all states. Further, we may offer other Income Payment Options. More than one option may be elected. Option 2 and Option 3 pay monthly income payments. We do allow partial annuitization.

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FEDERAL INCOME TAX MATTERS
--------------------------------------------------------------------------------

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money--generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See "Non-Natural Person" below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

TAX STATUS OF THE CONTRACTS

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner's death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner's death.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

TAXATION OF NON-QUALIFIED CONTRACTS

NON-NATURAL PERSON. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

WITHDRAWALS. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner's investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner's investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total account balance or accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the "investment in the contract" under a Qualified Contract can be zero.

PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a Non-Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

            o   made on or after the taxpayer reaches age 59 1/2;

            o   made on or after the death of an Owner;

            o   attributable to the taxpayer's becoming disabled; or

            o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

INCOME PAYMENTS. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

PARTIAL ANNUITIZATION. Under a new tax provision enacted in 2010, if part of an annuity contract's value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. The payment options under the Contract are intended to qualify for this "partial annuitization" treatment.

TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or
(ii) if distributed under a payout option, they are taxed in the same way as income payments.

WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

MULTIPLE CONTRACTS. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner's income when a taxable distribution occurs.

FURTHER INFORMATION. We believe that the contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

TAXATION OF QUALIFIED CONTRACTS

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

INDIVIDUAL RETIREMENT ANNUITIES (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual's gross income for the year. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain retirement plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1/2, unless an exception applies.

ROTH IRAs, as described in Internal Revenue Code section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

SECTION 457 PLANS, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. The Contract can be used with such plans. Under such plans a participant may specify the form of investment in which his or her participation will be made. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

OTHER TAX ISSUES. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner's federal income tax liability. The withholding rate varies according to the type of distribution and the Owner's tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

"Eligible rollover distributions" from section 401(a), 403(a), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. For this purpose, an eligible rollover distribution is any distribution to an employee (or employee' spouse or former spouse as Beneficiary or alternate Payee) from such a plan, except certain distributions such as distributions required by the Internal Revenue Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if the employee chooses a "direct rollover" from the plan to a tax-qualified plan, IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions.

FEDERAL ESTATE TAXES, GIFT AND GENERATION-SKIPPING TRANSFER TAXES

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the Contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a "generation skipping transfer ("GST") tax" when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. For 2013, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $5,250,000 and 40%, respectively.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

MEDICARE TAX

Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

SAME-SEX SPOUSES

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract's Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of "spouse" under federal law. The U.S. Supreme Court has held Section 3 of the federal Defense of Marriage Act (which purportedly did not recognize same-sex marriages, even those which are permitted under individual state laws) to be unconstitutional. Therefore, same-sex marriages recognized under state law will be recognized for federal law purposes. The Department of Treasury and Internal Revenue Service have recently determined that for federal tax purposes, same-sex spouses will be determined based on the law of the state in which the marriage was celebrated irrespective of the law of the state in which the person resides. However, some uncertainty remains regarding the treatment of same-sex spouses.
Consult a tax adviser for more information on this subject.

ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

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POSSIBLE TAX LAW CHANGES

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

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OTHER INFORMATION
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DISTRIBUTION

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CUNA Brokerage Services, Inc., for the distribution of the Contract. Contracts are sold by licensed insurance agents (the "Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms (the "Selling Broker-Dealers") registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who are members of the Financial Industry Regulatory Authority, Inc. ("FINRA") and who have entered into selling agreements with us and the principal underwriter, CUNA Brokerage Services, Inc.

We and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CUNA Brokerage Services, Inc. or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CUNA Brokerage Services or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CUNA Brokerage Services qualify for such benefits.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as "override" compensations or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, increased access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contract.

AUTHORITY TO CHANGE

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company.

INCONTESTABILITY

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

MISSTATEMENT OF AGE OR GENDER

If an Annuitant's date of birth or gender is misstated, we will adjust the income payments under this Contract to be equal to the payout amount the Contract would have purchased based on the Annuitant's correct date of birth and/or gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or change any interest to any underpayment or overpayment.

CONFORMITY WITH APPLICABLE LAWS

The provisions of the Contract conform to the minimum requirements of the state of issue. The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

REPORTS TO OWNERS

At least annually, we will mail a report to you at your last known address of record, a report that will state the Contract Value, Surrender Value, withdrawals made since the last report and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

CHANGE OF ADDRESS

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

INQUIRIES

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

--------------------------------------------------------------------------------
CORPORATE HISTORY OF THE COMPANY
--------------------------------------------------------------------------------

MEMBERS Life Insurance Company

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company ("CMFG Life") and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation ("CMIC"). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company's name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 and MEMBERS Life Insurance Company (Texas) merged into the Company on January 1, 1993. The Company re-domiciled from Wisconsin to Iowa on May 3, 2007. The Company is 100% owned by CMIC, which is in turn 100% owned by CMFG Life. On February 17, 2012, we amended and restated our Articles of Incorporation pursuant to which we amended our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world's largest direct underwriters of credit life and disability insurance, and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of CUNA Mutual Holding Company, a mutual holding company.


The Company is authorized to sell life, health, and annuity policies in all states in the U.S. and the District of Columbia, except New York. In 2013, approximately 64% and 22% of the premiums paid under policies issued by the Company were generated in Michigan and Texas, respectively. No other state accounts for more than 5% of the premiums paid under the Company's policies for any year in the three years ended December 31, 2013. In 2013, approximately 17% and 11% of annuities related to the Contract were generated in Iowa and Michigan, respectively. No other state accounts for more than 10% of sales of the Contract paid to the Company for the year ended December 31, 2013. As of December 31, 2013, we had more than $138 million in assets and we had more than $147 million of life insurance in force.


Currently, the Company primarily services existing blocks of individual and group life policies. In addition, in August, 2013, the Company began issuing the Contract under the name "MEMBERS Zone Annuity".

CMFG Life provides significant services required in the conduct of the Company's operations. We have entered into the following two contracts for the administration of our business:

        o a Cost Sharing Agreement, pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us;

        o a Procurement and Disbursement and Billing and Collection Services Agreement, pursuant to which CMFG Life provides certain procurement, disbursement, billing and collection services;

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202 or call us at 1-800-798-6600.

We share space with our parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life and its affiliates. Expenses associated with the facilities are allocated to us through the Cost Sharing Agreement described above.

FINANCIAL INFORMATION

Our financial statements have been prepared in accordance with U.S. GAAP.

INVESTMENTS

Our investment portfolio consists primarily of fixed income securities.

REINSURANCE

We reinsure portions of our life insurance exposure with affiliated insurance companies under traditional indemnity reinsurance arrangements. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force, including annuity contracts, as of October 31, 2012 to CMFG Life. In 2013 we entered into a second Coinsurance Agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company's underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

POLICY LIABILITIES AND ACCRUALS

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

--------------------------------------------------------------------------------
POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS
--------------------------------------------------------------------------------

ALTHOUGH ECONOMIC CONDITIONS BOTH DOMESTICALLY AND GLOBALLY HAVE CONTINUED TO IMPROVE SINCE THE FINANCIAL CRISIS IN 2008, WE REMAIN VULNERABLE TO MARKET UNCERTAINTY AND CONTINUED FINANCIAL INSTABILITY OF NATIONAL, STATE AND LOCAL GOVERNMENTS. CONTINUED DIFFICULT CONDITIONS IN THE GLOBAL CAPITAL MARKETS AND ECONOMY COULD DETERIORATE IN THE NEAR FUTURE AND AFFECT OUR FINANCIAL POSITION AND OUR LEVEL OF EARNINGS FROM OUR OPERATIONS.

Markets in the United States and elsewhere experienced extreme volatility and disruption since the second half of 2007, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery has proved to be slow and long-term. High unemployment rates and lower average household income levels have emerged as continued lagging indicators of a slow economic recovery. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to be somewhat successful, any future economic downturn or market disruption could negatively impact our ability to invest our funds.


Specifically, if market conditions deteriorate in 2014 or beyond:

       o  our investment portfolio could incur other than temporary impairments;

       o due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

       o our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

GOVERNMENTAL INITIATIVES INTENDED TO IMPROVE GLOBAL AND LOCAL ECONOMIES THAT HAVE BEEN ADOPTED MAY NOT BE EFFECTIVE AND, IN ANY EVENT, MAY BE ACCOMPANIED BY OTHER INITIATIVES, INCLUDING NEW CAPITAL REQUIREMENTS OR OTHER REGULATIONS, THAT COULD MATERIALLY AFFECT OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND LIQUIDITY IN WAYS THAT WE CANNOT PREDICT.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners ("NAIC") and the Securities and Exchange Commission ("SEC"). Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.


WE FACE POTENTIAL COMPETITION FROM COMPANIES THAT HAVE GREATER FINANCIAL RESOURCES, BROADER ARRAYS OF PRODUCTS, HIGHER RATINGS AND STRONGER FINANCIAL PERFORMANCE, WHICH MAY IMPAIR OUR ABILITY TO ATTRACT NEW CUSTOMERS AND MAINTAIN OUR PROFITABILITY AND FINANCIAL STRENGTH. IT MAY ALSO IMPAIR OUR ABILITY TO RETAIN CUSTOMERS WHICH COULD INCREASE SURRENDERS AND IMPACT PROFITABILITY AND FINANCIAL STRENGTH.


We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

THE LOSS OF KEY EMPLOYEES COULD DISRUPT OUR OPERATIONS.

Our success depends in part on the continued service of key executives within our Company and our ability to attract and retain additional executives and employees. The loss of key employees, or our inability to recruit and retain additional qualified personnel, could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

CHANGES IN STATE AND FEDERAL REGULATION MAY AFFECT OUR PROFITABILITY.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted which could result in the federal government assuming some role in the regulation of the insurance industry.

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was enacted and signed into law, making extensive changes to the laws regulating the financial services industry. Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter ("OTC") derivatives marketplace. The derivatives legislation is set forth in Title VII of the Dodd-Frank Act entitled "Wall Street Transparency and Accountability" (the "Derivatives Title"). With limited exceptions, the provisions of the Derivatives Title become effective on the later of 360 days following enactment and, to the extent a provision requires rulemaking, not less than 60 days after publication in the Federal Register of the applicable final rule. However, with respect to provisions of the Derivatives Title that do not require rulemakings and therefore became effective in July 2011, the U.S. Commodities Futures Trading Commission (the "CFTC") and the SEC have issued orders temporarily exempting persons and entities from compliance with such provisions while the regulators finalize key rulemakings necessary to implement the Derivatives Title. Once effective, this legislation will subject "swap dealers" and "major swap participants" (each as defined in the legislation and further clarified by the rulemaking) to substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, and recordkeeping and reporting requirements. It will also require central clearing for certain derivatives transactions that the CFTC or SEC, as applicable, determines must be cleared and are accepted for clearing by a "derivatives clearing organization" (subject to certain exceptions). Many key concepts, processes and issues under the Derivatives Title have been left to the relevant federal regulators to define and address. Although it is not possible at this time to assess the impact of the Dodd-Frank Act and any future regulations implementing the new legislation, the Dodd-Frank Act and any such regulations may subject us to additional restrictions on our hedging positions which may have an adverse effect on our ability to hedge risks associated with our business, including our indexed annuity business, or on the cost of our hedging activity. Additionally, the definitions of "swap" and "security-based swap" in the Derivatives Title are very broad and could be read to include certain insurance and annuity products. Regulations further defining these terms have not been finalized, but if certain insurance and annuity products are ultimately included in the definition of swap or security-based swaps, such products, and potentially the insurance companies that offer them, will be subject to extensive federal regulation.

The Dodd-Frank Act also created a Financial Stability and Oversight Council. The Council may designate by a 2/3 vote whether certain insurance companies and insurance holding companies pose a grave threat to the financial stability of the United States, in which case such companies would become subject to prudential regulation by the Board of Governors of the U.S. Federal Reserve (the "Federal Reserve Board") (including capital requirements, leverage limits, liquidity requirements and examinations). The Federal Reserve Board may limit such company's ability to enter into merger transactions, restrict its ability to offer financial products, require it to terminate one or more activities, or impose conditions on the manner in which it conducts activities. The Dodd-Frank Act also established a Federal Insurance Office under the U.S. Treasury Department to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The director of the Federal Insurance Office will have the ability to recommend that an insurance company or an insurance holding company be subject to heightened prudential standards. The Dodd- Frank Act also provides for the preemption of state laws in certain instances involving the regulation of reinsurance and other limited insurance matters. The Dodd-Frank Act requires extensive rule-making and other future regulatory action, which in some cases will take a period of years to implement. It is not possible at this time to assess the impact on our business of the establishment of the Federal Insurance Office and the Financial Stability and Oversight Council. However, the regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

CHANGES IN FEDERAL INCOME TAXATION LAWS MAY AFFECT SALES OF OUR PRODUCTS AND PROFITABILITY.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the "inside build-up") is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this impending additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the US Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

WE FACE RISKS RELATING TO LITIGATION, INCLUDING THE COSTS OF SUCH LITIGATION, MANAGEMENT DISTRACTION AND THE POTENTIAL FOR DAMAGE AWARDS, WHICH MAY ADVERSELY IMPACT OUR BUSINESS.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, Inc. ("FINRA"), the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

--------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
--------------------------------------------------------------------------------


The following selected financial data is derived from the Company's financial statements and should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations". The results of operations data for the years ended December 31, 2013, 2012 and 2011 and the balance sheet data as of December 31, 2013 and 2012 should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. The results for the past periods are not necessarily indicative of results that may be expected for future periods. The Company entered into agreements in 2013 and 2012 which impact the Company's financial results. See the reinsurance footnote within the Company's financial statements appearing elsewhere in this prospectus.

---------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------------------------
                                                                                                    (Unaudited)
RESULTS OF OPERATIONS DATA:                        2013        2012          2011        2010           2009
---------------------------------------------------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
REVENUES
  Life and health premiums                      $     139   $ (20,459)    $   3,409    $  3,744     $   3,720
  Contract charges                                     46         460           501         533           524
  Net investment income                                 1       1,928         2,175       2,090         1,903
  Net realized gains on investments                     -       4,319           119         245           257
  Other income                                        293           -             -           -            -
---------------------------------------------------------------------------------------------------------------

Total revenues                                        654     (13,752)        6,204        6,612        6,404
---------------------------------------------------------------------------------------------------------------

BENEFITS AND EXPENSES:
  Life and health insurance claims
  and benefits                                        179     (20,028)        2,268        2,261        2,333
  Interest credited to policyholder
  account balances                                      9         158           164          163          177
  Operating and other expenses                         86       1,087         1,040          827          992
---------------------------------------------------------------------------------------------------------------

Total benefits and expenses                           274     (18,783)        3,472        3,251        3,502
---------------------------------------------------------------------------------------------------------------

Income before income taxes                            380       5,031         2,732        3,361        2,902
Income tax expense                                    249       1,679           921        1,074        1,766
---------------------------------------------------------------------------------------------------------------

Net income                                      $     131  $    3,352     $   1,811    $   2,287    $   1,136
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                              DECEMBER 31,
                                                                                                    (Unaudited)
BALANCE SHEET DATA:                                2013        2012          2011         2010          2009
---------------------------------------------------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
ASSETS:
   Total investments                            $   6,681    $  8,691      $ 53,678     $ 50,145     $ 38,696
   Cash and cash equivalents                       11,105       4,926         3,853        2,259        6,458
   Reinsurance recoverable                         25,525      26,391             -            -            -
   Assets on deposits                              89,313           -             -            -            -
   Total assets                                   138,582      47,405        64,248       62,416       61,016
LIABILITIES AND STOCKHOLDER'S EQUITY:
   Claim and policy benefit reserves               23,196      24,112        23,974       24,896       25,829
   Policyholder account balances                   93,047       3,797         3,885        4,118        4,282
   Total liabilities                              119,481      28,281        28,212       29,408       30,928
   Total stockholder's equity                      19,101      19,124        36,036       33,008       30,088
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------


Management's Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2013 and December 31, 2012; our results of operations for the years ended December 31, 2013, 2012 and 2011; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. The dollar amounts disclosed in this Management's Discussion and Analysis of Financial Condition and Results of Operations are "in thousands."


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION


All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CUNA Mutual Investment Corporation ("CMIC"), or CMFG Life Insurance Company ("CMFG Life"), our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", and other similar expressions, constitute forward-looking statements. We caution that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

        o general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

        o customer response to new products and marketing initiatives;

        o we have not previously issued or distributed a similar type of single premium deferred annuity contract;

        o changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

        o increasing competition in the sale of annuities;

        o regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

        o the risk factors or uncertainties listed in this prospectus.

For a detailed discussion of these and other factors that might affect our performance see the sections entitled "Risk Factors and Other Important Information You Should Know" and "Potential Risk Factors That May Affect Future Results."

OVERVIEW

We are a wholly-owned indirect subsidiary of CMFG Life and a direct wholly-owned subsidiary of CMIC. On May 3, 2007, the Company re-domiciled from Wisconsin to Iowa. On February 17, 2012, we amended and restated our Articles of Incorporation pursuant to which we amended our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.


The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. In 2013, approximately 64% and 22% of the premiums paid under policies issued by the Company were generated in Michigan and Texas, respectively. No other state accounts for more than 5% of the premiums paid under the Company's policies for any year in the three years ended December 31, 2013. In 2013, approximately 17% and 11% of annuities related to the Contract were generated in Iowa and Michigan, respectively. No other state accounts for more than 10% of sales of the Contract paid to the Company for the year ended December 31, 2013. As of December 31, 2013 and 2012, we had more than $138 million and $47 million in assets and we had more than $147 million and $163 million of life insurance in force, respectively.


Currently, the Company primarily services existing blocks of individual and group life policies and began marketing the Contract in August, 2013. We distribute the Contract through multiple face-to-face distribution channels, including:

    o Managed Agents: employees of the Company who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;
    o Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company's affiliated broker dealer; and
    o Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its individual life insurance and annuity products that are made available for distribution through this channel.

We entered into a coinsurance agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. In 2013, we entered into a second agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company's underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

We believe that our profitability in 2013 and later will be minimal due to the coinsurance agreements with CMFG Life, as the coinsurance agreements transfer nearly all of our underwriting profits or losses to CMFG Life.


CMFG Life provides significant services required of personnel in the conduct of the Company's operations. CMFG Life allocates expenses to us on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company's operations may have materially differed in a negative manner from the results reflected in the accompanying financial statements if the Company did not have this relationship.


CRITICAL ACCOUNTING POLICIES

The increasing complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.


USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, claim and policyholder benefit reserves and deferred tax asset valuation reserves are most affected by the use of estimates and assumptions.


INVESTMENT VALUATION - Investments in debt securities are classified as available for sale and are carried at fair value. Unrealized gains and losses on investments in debt securities, net of federal income taxes, are included in accumulated other comprehensive income as a separate component of stockholder's equity.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

    o Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

    o Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

    o Level 3: One or more significant inputs are unobservable and reflect the Company's estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company's investments, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company's estimates of the assumptions market participants would use in valuing investments, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3.


Our assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2013 are presented below based on the fair value hierarchy levels.

----------------------------------------------------------------------------------------------------------
ASSETS, AT FAIR VALUE                               LEVEL 1        LEVEL 2        LEVEL 3         TOTAL
----------------------------------------------------------------------------------------------------------
Cash equivalents                                   $  10,336      $       -      $       -      $  10,336
Debt securities:
   U.S. government and agencies                        2,556              -              -          2,556
   Mortgage-backed securities:
       Residential mortgage-backed                         -          4,000              -          4,000
----------------------------------------------------------------------------------------------------------
       Total debt securities                           2,403            153              -          8,556
   Derivatives embedded in assets on
   deposits                                                -              -          8,652          8,652
----------------------------------------------------------------------------------------------------------
   Total assets                                    $  12,739      $     153      $   8,652      $  25,544
----------------------------------------------------------------------------------------------------------

LIABILITIES, AT FAIR VALUE                          LEVEL 1        LEVEL 2        LEVEL 3         TOTAL
Derivatives embedded in annuity contracts          $       -      $       -      $   8,652      $   8,652
----------------------------------------------------------------------------------------------------------

   Total liabilities                               $       -      $       -      $   8,652      $   8,652
----------------------------------------------------------------------------------------------------------


Our assets which are measured at fair value on a recurring basis as of December 31, 2012 are presented below based on the fair value hierarchy levels.

----------------------------------------------------------------------------------------------------------
ASSETS, AT FAIR VALUE                               LEVEL 1        LEVEL 2        LEVEL 3         TOTAL
----------------------------------------------------------------------------------------------------------
Cash equivalents
Debt securities:
   U.S. government and agencies                    $   2,710      $     254      $       -      $   2,964
    Mortgage-backed securities:
        Residential mortgage-backed                        -          5,610              -          5,610
----------------------------------------------------------------------------------------------------------
    Total assets                                   $   2,710      $   5,864      $       -      $   8,574
----------------------------------------------------------------------------------------------------------

OTHER-THAN-TEMPORARY INVESTMENT IMPAIRMENTS - Investment securities are reviewed for other than temporary impairment ("OTTI") on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company's cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including:

o    the existence of any plans to sell the investment security;

o    the extent to which fair value is less than book value;

o the underlying reason for the decline in fair value (credit concerns, interest rates, etc.);

o the financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions;

o the Company's intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value;

o the Company's ability to recover all amounts due according to the contractual terms of the agreements; and

o the Company's collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company's holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income. If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer's business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered.

For securitized debt securities, the Company considers factors including commercial and residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.


Management has completed a review for other-than-temporarily impaired securities at December 31, 2013 and 2012 and had no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company's practices, OTTI will be recorded as appropriate and as determined by the Company's regular monitoring procedures of additional facts.


DERIVATIVE FINANCIAL INSTRUMENTS


The Company issues single premium deferred annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the condensed balance sheets, with the change in the value being recorded in net realized investment gains.


Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these activities are included in interest credited on policyholder account balances.


REINSURANCE - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.


The Company entered into a coinsurance agreement with CMFG Life as described in the Overview of this Management's Discussion and Analysis. As consideration for the reinsurance provided under this agreement, we transfer nearly all of our revenues to CMFG Life. Specifically, CMFG Life receives 95% of all premiums and insurance claims and benefits received on account of our existing business.

The Company entered into a second agreement with CMFG Life as described in the Overview of this Management's Discussion and Analysis to cede 100% of its new business, which includes investment type contracts such as the Contract. Accordingly, the agreement is accounted for using the deposit method of accounting.


ASSETS ON DEPOSIT - Assets on deposit represent the amount of policyholder account balances related to the single premium deferred annuity contracts, an investment type contract, that are ceded to CMFG Life. These investment type contracts are accounted for on a basis consistent with the accounting for the underlying contracts. Since the related product is an investment type contract, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 for a further discussion of the ceding agreement.

INSURANCE RESERVES - Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Such estimates are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.


When actual experiences indicate that existing contract liabilities, together with the present value of future gross premiums will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in liability of future benefits.

The Company entered into two agreements with CFMG Life as described in the Overview of this Management's Discussion and Analysis. These agreements do not relieve the Company of its obligations to its policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company's underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.


INCOME TAXES - The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to the generation of future income, reversal of existing temporary differences and available tax planning strategies.


The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements.

The Company is included in the consolidated federal income tax return of CUNA Mutual Holding Company ("CMHC"), the Company's ultimate parent. The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of expenses based on each subsidiary's contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable reported on the balance sheet are due from affiliates.

EXECUTIVE SUMMARY


The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies and began marketing the Contract in August, 2013. The Company is managed as two reportable business segments, (1) life and health and (2) annuities. See Note 10 of the Notes to the Financial Statements appearing elsewhere in this prospectus for information related to the two business segments.

In 2012, the Company entered into a reinsurance agreement with CMFG Life to cede 95% of its business inforce as of October 31, 2012. In 2013 it entered into a second agreement with CMFG Life to cede 100% of any new business written. See
Note 7 of the Notes to the Financial Statements appearing elsewhere in this prospectus for information on the 2012 and 2013 agreements.


The Company began distributing the Contract in 2013 which became the Company's second reportable business segment. The Company's annuities segment, which includes the Contract, is ceded 100% to CMFG Life under the 2013 ceding agreement and accordingly does not impact the results of operations.


RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011.

Total revenues, which consisted mainly of premiums, net realized investment gains and investment income, were $654, ($13,752) and $6,204 for the years ended December 31, 2013, 2012 and 2011, respectively. The increase in total revenues in 2013 is reflective of the reinsurance agreement executed in 2012, an increase in other income which is a settlement received on investments that had previously been sold along with fewer investments to generate investment income. The decrease in total revenues in 2012 from 2011 was primarily due to the reinsurance agreement that became effective in October 2012. Premium revenue was $139, ($20,459) and $3,409 for the years ended December 31, 2013, 2012 and 2011, respectively, and consists of life and health direct (and ceded in 2012 and 2013) written renewal premium. The increase in 2013 premium revenue is reflective of the reinsurance agreement executed in 2012. The decline in 2012 premium revenue from 2011 was primarily due to the Company ceding $23,667 of premium under the reinsurance agreement with CMFG Life. Total net investment income was $176, $1,928 and $2,175 for the years ended December 31, 2013, 2012 and 2011, respectively, which represents an average yield earned of 1.1%, 3.9% and 4.0% for the same periods, respectively. The decrease in the Company's net investment income is due to the Company having fewer investments after the transfer of investments in 2012 related to the 2012 reinsurance agreement and the return of capital to CMIC, with a total fair value of $44,587. The decrease in average yield is due to the Company investing in lower yielding assets. Net realized investment gains were $4,319 and $119 for the years ended December 31, 2012 and 2011. There were no sales of investments in 2013 that resulted in a realized gain or loss in 2013. The increase in net realized investment gains in 2012 from 2011 was due to the transfer of investments to CMFG Life in payment of ceded premium for the Company's coinsurance agreement on its inforce business and on investments transferred for the Company's return of capital to CMIC.

Total benefits and expenses were $274, ($18,783), and $3,472 for the years ended December 31, 2013, 2012 and 2011, respectively. The difference in life and health benefits and expenses is primarily due to benefits being ceded to CMFG Life and an increase in product launch expenses related to the Company's product, the Contract. Life and health benefits totaled $179, ($20,028), and $2,268 for the years ended December 31, 2013, 2012 and 2011, respectively. The Company ceded $23,114 of life and health benefits in 2012, leading to the increase in benefits in 2013 from 2012 and the decline in benefits in 2012 from 2011. The Company's main expense is the payment of claims related to life insurance policies. Operating expenses totaled $86, $1,087, and $1,040 for the years ended December 31, 2013, 2012 and 2011, respectively. CMFG Life provides significant services required in the conduct of the Company's operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, and credit union reimbursements whereby the Company reimburses credit unions for certain administrative expenses they incur in the production of new and renewal business sold for the Company and other operating expenses such as rent, insurance and utilities. The decrease in operating expenses in 2013 is due to the Company receiving a commission from CMFG Life for all expenses related to the contract. The slight increase in 2012 from 2011 is due to increased expenses of $319 related to the preparation for the Contract launch offset by the reimbursement of $188 of expenses from CMFG Life related to the 2012 coinsurance agreement.


Income tax expense is recorded at 35% offset by prior year tax benefits related to interest on accrued refunds.


Net income was $131, $3,352, and $1,811 for the years ended December 31, 2013, 2012 and 2011, respectively. The difference in the 2012 net income was primarily due to a significant increase in realized gains on investments transferred to CMFG Life in payment of ceded premium and on investments transferred for the Company's return of capital to CMIC.

FINANCIAL CONDITION

Investments

Our investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. Our investment in bonds consists of publicly traded corporate bonds, mortgage-backed securities, and U.S. Treasury securities. While the investments are categorized as available for sale, we generally hold our bond portfolio to maturity.

Insurance statutes regulate the type of investments that we are permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, we generally seek to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.


The composition of our investment portfolio at December 31, 2013 and December 31, 2012 was as follows:

------------------------------------------------------------------------------------
                                                        DECEMBER 31,
                                       ---------------------------------------------
                                          2013         %         2012          %
                                       ---------------------------------------------
Debt Securities                         $ 6,556      98.2%     $ 8,574        98.7%
Policy loans                                110       1.6          110         1.2
Receivable for securities sold               15       0.2            7         0.1
------------------------------------------------------------------------------------
Total investments                       $ 6,681     100.0%     $ 8,691       100.0%
------------------------------------------------------------------------------------

The table below presents our total debt securities by type at December 31, 2013 and December 31, 2012.

------------------------------------------------------------------------------------
                                                        DECEMBER 31,
                                       ---------------------------------------------
                                          2013         %         2012          %
                                       ---------------------------------------------
U.S. government and agencies           $ 2,556       39.0%     $ 2,964        34.6%
Mortgage-backed securities:
 Residential mortgage-backed             4,000       61.0        5,610        65.4
------------------------------------------------------------------------------------
Total debt securities                  $ 6,556      100.0%     $ 8,574       100.0%
------------------------------------------------------------------------------------

The amortized cost and estimated fair value of debt securities by contractual maturity are shown below at December 31, 2013. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

----------------------------------------------------------------------------------------------
                                                AMORTIZED COST           ESTIMATED FAIR VALUE
----------------------------------------------------------------------------------------------
Due after one year through five years          $          2,403           $             2,556
Mortgage-backed securities:
  Residential mortgage-backed                             3,741                         4,000
----------------------------------------------------------------------------------------------
Total debt securities                          $          6,144           $             6,556
----------------------------------------------------------------------------------------------


We have classified our debt securities as available for sale. Available for sale securities are reported at fair value and unrealized gains and losses, if any, on these securities (net of income taxes) are included as a separate component of stockholder's equity, thereby exposing stockholder's equity to volatility for changes in the reported fair value of securities classified as available for sale.


We did not have any gross unrealized losses at December 31, 2013 or December 31, 2012.


LIQUIDITY AND CAPITAL RESOURCES

We entered into a coinsurance agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. In 2013, we entered into an agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company's underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

As consideration for the reinsurance provided under these agreements, we transfer nearly all of our revenues to CMFG Life. Specifically, CMFG Life receives 95% and 100% of all premiums and other amounts received on account of our existing business and new business, respectively. As additional consideration, we transferred assets equal to approximately 95% of our reserves as of October 31, 2012 to CMFG Life. CMFG Life pays us a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our stockholder's equity, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company. As a result, the Company was able to return $18,000 of capital to its shareholder, CMIC, on November 30, 2012. This reduction in capital was approved by the Iowa Insurance Division on November 26, 2012.


Operating activities provided $4,286, $1,840 and $3,260 in net cash flow for the years ended December 31, 2013, 2012, and 2011, respectively. The Company's primary use of funds includes the payment of benefits and related operating expenses. The increase in cash flow in 2013 from 2012 was primarily due to the Company's new annuity product and the receipt of cash on taxes from the Company's parent company. The decrease in cash flow in 2012 from 2011 was primarily due to increased benefit payments, increased expenses and the non-renewal of business on the Company's older policies. The Company's sources of funds include renewal premiums and investment income.

Investing activities provided $1,665 of net cash flow for the year ended December 31, 2013 and used $683 and $1,781 of net cash flow for the years ended December 31, 2013, 2012, and 2011, respectively. The Company's main investing activities include the purchase and sale of debt securities. The increase in the cash provided in 2013 was driven by the Company receiving proceeds on the sale of debt securities and not making any purchases of investments in 2013. The decrease in funds used in 2012 from 2011 was due to the Company making fewer purchases of debt securities in 2012.

The Company provided $228 and $115 of net cash flow from financing activities for the year ended December 31, 2013 and 2011, respectively and financing activities used $84 of net cash flow for the year ended December 31, 2012. The Company's main financing activities include the collection of deposits and payment of withdrawals from policyholder's accounts. In 2013 the increased deposits on policyholder account balances were offset by the assets on deposit which were ceded to CMFG Life under the 2013 ceding agreement. The Company provided a return of capital to its parent company of $18,000 in 2012 of which $296 was in cash contributing to the decrease in cash provided in 2012 from 2011.

Going forward, liquidity requirements will be met primarily through monthly settlements under the coinsurance agreements with CMFG Life. We anticipate receiving adequate cash flow from these settlements and our investment income to meet our obligations. However, a primary liquidity concern going forward will be the risk of an extraordinary level of early policyholder withdrawals. We include provisions within our policies, such as surrender charges, that help limit and discourage early withdrawals.


We believe that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of our operations, including reasonable foreseeable contingencies. However, we cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, our claims paying ability and our financial credit ratings.

Most funds we receive going forward, funds which we will receive as annuity deposits, will be invested in high quality investments, those identified by the Company as investment grade, to fund our future commitments. We believe that the settlement we receive under the reinsurance agreements with CMFG Life, the diversity of our investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, we could readily liquidate portions of our investments, if such a need arose. Sales of available for sale securities in an unrealized loss position are subject to other than temporary impairment considerations including our intent to sell.

STATUTORY FINANCIAL DATA AND DIVIDEND RESTRICTIONS


We are a life and health insurer domiciled in Iowa. We file statutory basis financial statements with regulatory authorities. Our statutory capital and surplus was $17,829 and $16,995 as of December 31, 2013 and 2012, respectively. Our statutory basis net income (loss) was ($1,562), $3,259 and ($95) for the years ended December 31, 2013, 2012, and 2011, respectively.

We are subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary's state of domicile ("Insurance Department"). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. The Company is subject to statutory dividend restrictions in Iowa and based on statutory regulations, could pay dividends of $1,783 during 2014, without prior approval of the Iowa Insurance Department.

Risk-based capital requirements promulgated by the National Association of Insurance Commissioners require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. At December 31, 2013 and 2012, the Company's adjusted equity exceeded the minimum capitalization requirements.

CONTRACTUAL OBLIGATIONS


In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. In January 2008 the Company entered into a Cost Sharing Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with certain office and market services and personnel services. Additionally, we are allocated a certain portion of the total compensation of each of our executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $2,492, $1,044, and $665 for these expenses for the years ended
December 31, 2013, 2012 and 2011, respectively.


For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see "Certain Relationships and Related Party Transactions."

Going forward, we may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.


The Company has the following future minimum estimated claim and benefit payments as of December 31, 2013.

-----------------------------------------------------------------------------------
                                                            ESTIMATED FUTURE CLAIM
                                                             AND BENEFIT PAYMENTS
-----------------------------------------------------------------------------------
Due in one year or less                                       $             9,028
Due after one year through three years                                     16,878
Due after three years through five years                                   19,454
Due after five years                                                      100,586
-----------------------------------------------------------------------------------
Total estimated payments                                      $           145,946
-----------------------------------------------------------------------------------


RECENTLY ADOPTED ACCOUNTING STANDARDS UPDATES

In December 2011, the FASB issued ASU No. 2011-11, Disclosures about Offsetting Assets and Liabilities ("ASU 2011-11"), effective in 2013. ASU 2011-11 is intended to increase information disclosed about offsetting assets and liabilities, including financial instruments, derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and lending agreements. The objective is to facilitate comparison between entities that prepare their financial statements on the basis of U.S. GAAP and those that prepare their financial statements on the basis of international financial reporting standards. In January 2013, the FASB issued ASU No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities ("ASU 2013-01"), also effective in 2013. ASU 2013-01 is related to ASU 2011-11 and makes it clear that the newly required disclosures are applicable only to certain derivatives, repurchase and reverse repurchase agreements, and securities borrowing and securities lending transactions. Adoption of the new standard did not have an impact on the financial statements.


In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income ("ASU 2013-02"). ASU 2013-02 requires companies to present information about reclassification adjustments from accumulated other comprehensive income in their financial statements in a single note or on the face of the financial statements. ASU 2013-02 is effective for periods beginning after December 15, 2012, with early adoption permitted. The Company adopted this standard in 2013. The new disclosures are included in Note 9 in the Notes to the Financial Statements appearing elsewhere in this prospectus.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Given our limited operations in writing new business to date, we are not currently subject to any material market risk exposures. However, in future periods, we expect to have exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk will be reinsured by CMFG Life pursuant to the coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks will be taken by CMFG Life as it will hold nearly all of the assets related to our insurance business as a result of the coinsurance and ceding agreements.

Interest rate risk will be our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. We will have the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products will have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.


A major component of our interest rate risk management program is structuring the general account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. We use computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2013, the Company's fixed debt investment portfolio consisted of U.S. government and agency securities and residential mortgage-backed securities with fair values of $2,556 and $4,000, respectively and has an average duration of 15.1 years.


With respect to our indexed annuities, we intend to purchase call options on the applicable indices to fund the annual index credits on such annuities. These options will be primarily one-year instruments purchased to match the funding requirements of the underlying policies. Fair value changes associated with these investments should substantially be offset by an increase or decrease in the amounts added to policyholder account balances for indexed products.

We also intend to utilize a hedging process in which we purchase options out of the money to the extent of any anticipated annual index credits under the indexed annuities. On the anniversary dates of the indexed annuities, we will purchase new one-year call options to fund the next annual index credits. The risk associated with these prospective purchases is the uncertainty of the cost, which will determine whether we are able to earn our spread on our index business. We will manage this risk through the terms of our annuities, which will permit us to change caps, participation rates and asset fees, subject to contractual features. By modifying caps, participation rates or asset fees, we can limit option costs to budgeted amounts, except in cases where the contractual features would prevent further modifications.

--------------------------------------------------------------------------------
MANAGEMENT
--------------------------------------------------------------------------------

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:


NAME                                           AGE     POSITION
--------------------------------------------  ------   -------------------------
Robert N. Trunzo                               58      President and Director

Steven R. Suleski                              60      Secretary

Brian J. Borakove                              35      Treasurer

Stephen W. Koslow                              58      Director

Thomas J. Merfeld                              56      Director

James M. Power                                 51      Director

Richard R. Roy                                 51      Director


All executive officers and directors are elected annually.


         Robert N. Trunzo has served as our President since May 30, 2009. Mr. Trunzo was appointed director as of November 19, 2012. He also serves as the Executive Vice President since 2005 and President since August, 2012 for CMFG Life. He became President and CEO of CUNA Mutual Group effective January 1, 2014. Mr. Trunzo has also served as the Executive Vice President of Frank F. Haack and Associates, the largest insurance-benefits and property-casualty brokerage and consulting firm in Wisconsin, from September, 2002 to June, 2005. Before joining Frank F. Haack and Associates, Mr. Trunzo served as Secretary of Commerce under Wisconsin Governor Tommy Thompson, where he directed Wisconsin's economic development efforts. He has served on the board of directors of the U.S. Chamber of Commerce. Additionally, he is a member of the American Council of Life Insurers and sits on the Council's CEO Steering Committee on Retirement and Financial Security.

        Steven R. Suleski has served as our Secretary and Senior Vice President since February 1, 2012. He has served as Associate General Counsel for the past 13 years at CMFG Life, from March, 1999 to January, 2014. He serves as Chief Governance Officer effective January, 2014 to present. Before joining the Company, Mr. Suleski spent 12 years at Foley & Lardner, LLP, in Madison, Wisconsin, where he was a partner specializing in securities law, mergers and acquisitions and general corporate law.

        Brian J. Borakove has served as our Treasurer since November 19, 2012 and VP-Corporate Treasurer since 2007. Prior to joining the Company, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

        Steven W. Koslow has been director of the Company since February 16, 2011. He has served as Chief of Ethics & Compliance for CMFG Life since December, 2007. Prior to joining the Company, from

September, 1999 to December, 2007, Mr. Koslow worked as a director in the Governance, Risk & Compliance department of PricewaterhouseCoopers, Inc. in Chicago, Illinois. Previously, he held positions as counsel for MetLife, Inc. and as an attorney for law firms in Chicago and Denver. He is currently a Chairman of the Board on the Compliance and Ethics Forum for Life Insurance (CEFLI).

        Thomas J. Merfeld has been a director of the Company since February 16, 2011. He also has serves as the Senior Vice President and Chief Investment Risk Officer for CMFG Life where he assesses, coordinates, and manages all investment risks for CMFG Life. Mr. Merfeld served as head of asset/liability management for MEMBERS Capital Advisors, an affiliate of the Company. Prior to joining CMFG Life, Mr. Merfeld served as the Chief Financial Officer for Savers Life Insurance Company in Kansas City, Missouri. Mr. Merfeld served an investment analyst for Franklin Savings Association in Ottawa, Kansas. Mr. Merfeld served as an assistant economist for the Federal Reserve Bank in Kansas City, Missouri.

        James M. Power has been director of the Company since February 16, 2011. Mr. Power has also served as the Senior Vice President, Chief Products Officer for CMFG Life since August, 2005. Mr. Power spent seven years, from April, 1998 to April, 2005, with Fireman's Fund Insurance Company, ultimately serving as that company's top regional executive in the Midwest. Mr. Power has more than 20 years of progressive leadership experience in strategic planning, underwriting, marketing and agency and distribution management for Fortune 100 companies, as well as other leading national insurance companies.

        Richard R. Roy has been director of the Company since February 1, 2012. Mr. Roy has served as the Chief Information Officer for CMFG Life since December, 2003. Prior to joining CMFG Life, Mr. Roy served as SVP - General Manager at Metavante Corporation in Milwaukee, Wisconsin from 1991 to 2003. Mr. Roy has over 30 years of technology industry experience including 20 years in the IT vendor community working for software, services and outsourcing companies. He is an adjunct professor at Marquette University in the Graduate School of Management and has served as director of several CMFG Life subsidiaries.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

POLICY REGARDING RELATED PERSON TRANSACTIONS

It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and
(iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

        o any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

        o any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

        o any immediate family member of any of the foregoing persons; or

        o any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

        o Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.

        o If counsel determines that the proposed transaction is a related person transaction, the proposed transaction shall be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the President of the Company (who has been delegated authority to act between meetings).

        o The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

        o The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director's first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

We entered into a coinsurance agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company's underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.


As consideration for the reinsurance provided under these agreements, we transfer nearly all of our revenues to CMFG Life. Specifically, CMFG Life receives 95% and 100% of all premiums and other amounts received on account of our existing business and new business, respectively. As additional consideration, we transferred assets equal to 95% of our reserves as of October 31, 2012 to CMFG Life. CMFG Life pays us a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business. For the years ended December 31, 2013 and 2012, we ceded $2,672 and $23,114, respectively. See Note 7 to the Financial Statements and
Note 7 to the Unaudited Condensed Financial Statements appearing elsewhere in this prospectus.

In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. In January 2008 the Company entered into a Cost Sharing Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with certain office and market services and personnel services. Additionally, we are allocated a certain portion of the total compensation of each of our executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $2,492, $1,044, and $665 for these expenses in 2013, 2012 and 2011, respectively.


The Company has hired MEMBERS Capital Advisors, Inc. ("MCA") to provide investment advisory services with respect to the Company's general account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company's invested assets in accordance with policies, directives and guidelines established by the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees. Our Board of Directors relies on the committees of CMFG Life's Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Board of Directors has not established a compensation committee. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors.

EXECUTIVE COMPENSATION

We share personnel with our parent company, CMFG Life, pursuant to a Cost Sharing Agreement between CMFG Life and us. Our operational needs are met by CMFG Life and certain of its affiliates pursuant to the Cost Sharing Agreement and the Procurement and Disbursement and Billing and Collection Services Agreement. Certain employees who provide services to us under such agreement are CMFG Life executive officers or employees and are paid by CMFG Life. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing services to us. The Company has not been issuing new policies for several years and its primary business has been managing its block of existing business. As a result, some of the current officers have not devoted any significant amounts of time to the Company and its operations. The introduction of the new product, the Contract, and filing of this registration statement will result in all officers and directors devoting more time in the future to the Company's business and more of their compensation-related costs will be allocated to the Company based upon the increased time devoted to development of this business.

In order to help you understand our compensation-related costs, we have set forth below a discussion of CMFG Life's compensation policies and programs as such policies and programs relate to our named executive officers.

Compensation Discussion and Analysis. These compensation policies and programs are designed to attract and retain highly qualified and motivated executive officers and employees and encourage and reward achievement of annual and long-term goals.

Federal income tax law limits deductibility of compensation in excess of $1 million paid to certain named executive officers unless this compensation qualifies as "performance-based compensation." It is the intent of CMFG Life to qualify its executives' compensation for deductibility under applicable tax laws, while recognizing that there may be situations in which compensation for executive officers may not be tax deductible.

NAMED EXECUTIVE OFFICERS. The primary elements of compensation for our named executive officers, who are officers of and compensated by CMFG Life, include base pay and incentive compensation.

BASE PAY. The Board of Directors of CUNA Mutual Holding Company, the parent of CMFG Life, engages Mercer (US) Inc. ("Mercer") as a compensation consultant to provide advice and data with respect to compensation bench-marking and market practices for executives of CMFG Life. The most recent executive compensation review was presented to the Compensation Committee of CUNA Mutual Holding Company's Board of Directors by Mercer on May 7, 2013. Mercer develops a blended market consensus base salary for each of the positions of the named executive officers. Mercer utilizes proxy data and private survey data from selected peer insurance companies public and private survey data from 2012 for the financial service and insurance industries of companies.


The Company primarily services existing blocks of individual and group life policies and began marketing the Contract in August, 2013. The amount of compensation allocated to the Company for Mr. Trunzo in 2012 and 2013 was zero and $5,800, respectively. The amount of compensation allocated to the Company for Mr. Borakove for 2012 and 2013 was $800 and $1300, respectively. This represents an allocation of gross wages and Corporate Success Sharing Plan ("CSSP)" payment.

INCENTIVE COMPENSATION. Under the CSSP for 2014, objectives were established for Leadership in four different areas and weighting factors are set for each of the objectives (Operating Revenue, excluding Producer's Ag Insurance Group, Inc. ("ProAg") 40%; Pre-Tax Operating Gain, excluding ProAg 30%; Net Income 20%; and ProAg Pre-Tax Operaing Gain/(Loss) 10%). Objectives were established for Staff in two different areas and weighting factors are set for each of the objectives (Operating Revenue, excluding ProAg 50% and Pre-Tax Operating Gain, excluding ProAg 50%). Depending upon the level of CMFG Life's success in meeting these objectives an incentive compensation pool is created and compensation is paid out of this pool as a percentage of each executive's base salary according to the level of individual performance. Our management and the Board of Directors believe that the combination of Operating Revenue, Operating Gain and Total Adjusted Capital create the proper focus and alignment for maximizing short-term and long-term shareholder value creation to benefit the policyholders who own CUNA Mutual Holding Company, the ultimate parent of both CMFG Life and the Company.


The costs of the CSSP and other incentive programs and benefits that have been allocated to the Company for the President for 2013 is $3,000. This small allocation is a reflection of the fact, prior to the launch of the Contract, that the named executives have historically devoted little time to the operations of the Company. These allocations are expected to increase as management is required to devote more time to the operations of the Company in the future.

The costs of the CSSP and other incentive programs and benefits that have been allocated to the Company for the Treasurer for 2012 and 2013 is less than $500. This small allocation is a reflection of the fact that the named executives have historically devoted little time to the operations of the Company. These allocations are expected to increase as management is required to devote more time to the operations of the Company in the future.


There is an additional incentive program for senior management personnel of CMFG Life, which includes some of the named executives, known as the Long Term Incentive Plan ("LTIP"). This plan is formula driven like the CSSP plan and is based upon CMFG Life meeting certain financial objectives but differs from the CSSP plan because the payments are not based upon individual performance but on whether or not CMFG Life meets the pre-determined corporate objectives.

At the time the performance goals for the different incentive plans were approved by the Board of Directors, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and market conditions reasonably aligned with the Company's near term expectations.

CHANGE IN CONTROL, SEPARATION AND RETIREMENT ARRANGEMENTS. CMFG Life has a written employment contract with Mr. Trunzo. None of the other named executive officers have employment contracts or separation agreements with CMFG Life. No costs associated with this employment contract have previously been allocated to the Company.

NON-QUALIFIED DEFERRED COMPENSATION ARRANGEMENTS. CMFG Life permits eligible employees to defer on an elective basis a specified portion of their base salaries and incentive compensation. Any such deferrals must be made pursuant to a non-qualified deferred compensation plan between the officer and the Company. The investment of deferred amounts is directed by the individual officers and the returns on such investments is reflected in the deferred account balance of such officer. The balance of the deferred compensation accounts will be distributed to each executive who has elected to make such deferrals upon his or her death, disability or separation from service.

OTHER COMPENSATION. CMFG Life has a qualified 401(k) plan for all eligible employees who are eligible after thirty days of employment and attainment of age
18. CMFG Life matches 100% of employee contributions to the plan up to 5% of the employee's total compensation, subject to the limitations specified in the Internal Revenue Code. CMFG Life also maintains a Supplemental 401(k) plan in which some of the named executive officers participate that provides additional benefits and a company match within the limits prescribed by the Internal Revenue Code. In addition to the 401(k) plan, all employees of CMFG Life participate in a Defined Benefit Pension Plan. There is a non-qualified plan to which CMFG Life contributes for some of the named executives amounts that would otherwise be paid into the Defined Benefit Pension Plan but for limitations on qualified plan contributions by CMFG Life. CMFG Life offers a package of insurance benefits to all employees including health, dental, long-term disability and life insurance. Some of the named executive officers receive an annual retention payment which is a flat fee. Several of the named executive officers receive perquisites including car allowances, use of Company owned aircraft, travel to Company conventions for themselves and their spouse, tax benefits and tax preparation fees.

COMPENSATION SUMMARY

The following table sets forth the allocated compensation based upon the estimated percentage of time the following officers devote to the affairs of MEMBERS Life Insurance Company for the 2012 and 2013 fiscal years:

--------------------------------------------------------------------------------------------
                                                             SALARY      BONUS       TOTAL**
NAME AND PRINCIPAL POSITION                        YEAR       ($)         ($)         ($)
--------------------------------------------------------------------------------------------
                     (a)                           (b)       (c)         (d)         (j)
--------------------------------------------------------------------------------------------
Robert N. Trunzo, President and Director*          2012           -           -           -
                                                   2013      $2,800      $3,000      $5,800
--------------------------------------------------------------------------------------------
Brian J. Borakove, Treasurer**                     2012        $500        $300        $800
                                                   2013      $1,000        $300      $1,300
--------------------------------------------------------------------------------------------

* No costs associated with Mr. Trunzo's compensation were allocated to the Company for 2012.
** Includes compensation paid by CMFG Life that was allocated to the Company for service rendered by Mr. Borakove.

DIRECTOR COMPENSATION

The following directors of the Company are all officers of CMFG Life. The Company's directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of that company. Accordingly, no costs were allocated to the Company for services of these persons in their role as directors: Stephen W. Koslow, Thomas J. Merfeld, James M. Power, and Richard R. Roy.

LEGAL PROCEEDINGS

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company's practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

IMPORTANT INFORMATION ABOUT THE INDEX


The Product is not sponsored, endorsed, sold or promoted by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"). BofA Merrill Lynch has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product, nor makes any representation or warranty, express or implied, to the owners of Product or any member of the public regarding the Product or the advisability of investing in the Product, particularly the ability of the ("Indices") to track performance of any market or strategy. BofA Merrill Lynch's only relationship to MEMBERS Life Insurance Company ("Licensee") is the licensing of certain trademarks and trade names and indices or components thereof. The Indices are determined, composed and calculated by BofA Merrill Lynch without regard to the Licensee or the Product or its holders. BofA Merrill Lynch has no obligation to take the needs of the Licensee or the holders of the Product into consideration in determining, composing or calculating the Indices. BofA Merrill Lynch is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be priced, sold, purchased, or redeemed. BofA Merrill Lynch has no obligation or liability in connection with the administration, marketing, or trading of the Product.

BOFA MERRILL LYNCH DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND BOFA MERRILL LYNCH SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN. BOFA MERRILL LYNCH MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. BOFA MERRILL LYNCH MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BOFA MERRILL LYNCH HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE BOFA MERRILL LYNCH MARKS ARE TRADEMARKS OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE BY MEMBERS LIFE INSURANCE COMPANY.

The Product is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or Product. S&P has no obligation to take the needs of the Company or the owners of the Product into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Product or the timing of the issuance or sale of the Product or in determination or calculation of the equation by which the Product is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Product.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poors. The Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

WE DO NOT FILE REPORTS UNDER THE 1934 ACT IN RELIANCE ON RULE 12H-7 UNDER THE 1934 ACT, WHICH PROVIDES AN EXEMPTION FROM THE REPORTING REQUIREMENTS OF SECTIONS 13 AND 15 OF THE 1934 ACT.

--------------------------------------------------------------------------------
FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012
AND FOR THE THREE YEARS ENDED DECEMBER 31, 2013
AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                    INDEX TO
                             FINANCIAL STATEMENTS OF
                         MEMBERS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm.....................  1

Balance Sheets as of December 31, 2013 and 2012 ............................  2

Statements of Operations and Comprehensive Income (Loss) for the Years
   Ended December 31, 2013, 2012 and 2011 ..................................  3

Statements of Stockholder's Equity for the Years Ended December 31, 2013,
   2012 and 2011 ...........................................................  4

Statements of Cash Flows for the Years Ended December 31, 2013, 2012
   and 2011 ................................................................  5

Notes to Financial Statements

   Note 1--Nature of Business ..............................................  6

   Note 2--Summary of Significant Accounting Policies ......................  6

   Note 3--Investments, Debt Securities .................................... 11

   Note 3--Investments, Net Investment Income .............................. 12

   Note 3--Investments, Net Realized Investment Gains ...................... 13

   Note 3--Investments, Other-Than-Temporary Investment Impairments ........ 13

   Note 3--Investments, Net Unrealized Investment Gains .................... 14

   Note 3--Investments, Embedded Derivatives ............................... 14

   Note 3--Investments, Assets Designated/Securities on Deposit ............ 14

   Note 4--Fair Value ...................................................... 15

   Note 5--Income Tax ...................................................... 21

   Note 6--Related Party Transactions ...................................... 23

   Note 7--Reinsurance ..................................................... 24

   Note 8--Statutory Financial Data and Dividend Restrictions .............. 25

   Note 9--Accumulated Other Comprehensive Income .......................... 26

   Note 10--Business Segment Information ................................... 28

   Note 11--Commitments and Contingencies .................................. 29

   Note 12--Subsequent Events .............................................. 29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of MEMBERS Life Insurance Company
Madison, Wisconsin

We have audited the accompanying balance sheets of MEMBERS Life Insurance Company (the "Company") as of December 31, 2013 and 2012, and the related statements of operations and comprehensive income (loss), stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of MEMBERS Life Insurance Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 26, 2014

MEMBERS LIFE INSURANCE COMPANY
Balance Sheets
December 31, 2013 and 2012
($ in 000s)

================================================================================

                             ASSETS                             2013          2012
--------------------------------------------------------------------------------------
INVESTMENTS
  Debt securities, available for sale, at fair value
    (amortized cost 2013 - $6,144; 2012 - $7,903)           $    6,556     $    8,574
  Policy loans                                                     110            110
  Receivable for securities sold                                    15              7
--------------------------------------------------------------------------------------
TOTAL INVESTMENTS                                                6,681          8,691

  Cash and cash equivalents                                     11,105          4,926
  Accrued investment income                                         64             73
  Reinsurance recoverable from affiliate                        25,525         26,391
  Assets on deposit                                             89,313              -
  Premiums receivable, net                                          32             34
  Net deferred tax asset                                           611          1,203
  Receivable from affiliate                                      2,865          2,085
  Other assets and receivables                                     502            226
  Federal income taxes recoverable from affiliate                1,884          3,776
--------------------------------------------------------------------------------------

TOTAL ASSETS                                                $  138,582     $   47,405
======================================================================================

                 LIABILITIES AND STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------------
LIABILITIES
  Claim and policy benefit reserves - life and health       $   23,196     $   24,112
  Policyholder account balances                                 93,047          3,797
  Unearned premiums                                                  3              4
  Payables to affiliates                                           870            216
  Accounts payable and other liabilities                         2,365            152
--------------------------------------------------------------------------------------

TOTAL LIABILITIES                                              119,481         28,281
--------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE 11)

STOCKHOLDER'S EQUITY
  Common stock, $5 par value, authorized 1,000 shares;
    issued and outstanding 1,000 shares                          5,000          5,000
  Additional paid in capital                                    10,500         10,500
  Accumulated other comprehensive income,
    net of tax expense (2013 - $143; 2012 - $248)                  269            423
  Retained earnings                                              3,332          3,201
--------------------------------------------------------------------------------------

TOTAL STOCKHOLDER'S EQUITY                                      19,101         19,124
--------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                  $  138,582     $   47,405
======================================================================================

--------------------------------------------------------------------------------
See accompanying notes to financial statements.                               2

MEMBERS Life Insurance Company
Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2013, 2012 and 2011
($ in 000s)

================================================================================

                                                               2013          2012          2011
---------------------------------------------------------------------------------------------------
REVENUES

  Life and health premiums, net (Note 7)                   $       139   $   (20,459)  $     3,409
  Contract charges                                                  46           460           501
  Net investment income                                            176         1,928         2,175
  Net realized investment gains                                      -         4,319           119
  Other income                                                     293             -             -
---------------------------------------------------------------------------------------------------

TOTAL REVENUES                                                     654       (13,752)        6,204
---------------------------------------------------------------------------------------------------

BENEFITS AND EXPENSES

  Life and health insurance claims and
    benefits, net (Note 7)                                         179       (20,028)        2,268
  Interest credited to policyholder account balances                 9           158           164
  Operating and other expenses                                      86         1,087         1,040
---------------------------------------------------------------------------------------------------

TOTAL BENEFITS AND EXPENSES                                        274       (18,783)        3,472
---------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                         380         5,031         2,732

  Income tax expense                                               249         1,679           921
---------------------------------------------------------------------------------------------------

NET INCOME                                                         131         3,352         1,811
---------------------------------------------------------------------------------------------------

  Change in unrealized gains (losses), net of tax expense
    (benefit) (2013 - ($105); 2012 - $210; 2011 - $716)           (154)          390         1,334
  Reclassification adjustment for (gains)
    included in net income, net of tax (benefit) -
    (2012 - ($1,429); 2011 - ($63))                                  -        (2,654)         (117)
---------------------------------------------------------------------------------------------------

OTHER COMPREHENSIVE INCOME (LOSS)                                 (154)       (2,264)        1,217
---------------------------------------------------------------------------------------------------

TOTAL COMPREHENSIVE INCOME (LOSS)                          $       (23)  $     1,088   $     3,028
===================================================================================================

--------------------------------------------------------------------------------
See accompanying notes to financial statements.                               3

MEMBERS LIFE INSURANCE COMPANY
Statements of Stockholder's Equity
Years Ended December 31, 2013, 2012 and 2011
($ in 000s)

================================================================================

                                                                    Accumulated
                                                    Additional         other         Retained          Total
                                      Common          paid in      comprehensive     earnings      stockholder's
                                      stock           capital          income        (deficit)         equity
-----------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2011           $      5,000    $     28,500    $      1,470    $     (1,962)    $     33,008

  Net income                                  -               -               -           1,811            1,811
  Other comprehensive income                  -               -           1,217               -            1,217
-----------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2011                5,000          28,500           2,687            (151)          36,036

  Net income                                  -               -               -           3,352            3,352
  Return of capital to parent                 -         (18,000)              -               -          (18,000)
  Other comprehensive (loss)                  -               -          (2,264)              -           (2,264)
-----------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2012                5,000          10,500             423           3,201           19,124

  Net income                                  -               -               -             131              131
  Other comprehensive (loss)                  -               -            (154)              -             (154)
-----------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2013         $      5,000    $     10,500    $        269    $      3,332     $     19,101
=================================================================================================================

--------------------------------------------------------------------------------
See accompanying notes to financial statements.                               4

MEMBERS LIFE INSURANCE COMPANY
Statements of Cash Flows
Years Ended December 31, 2013, 2012 and 2011
($ in 000s)

================================================================================

                                                                      2013         2012         2011
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $     131    $   3,352    $   1,811
    Adjustments to reconcile net income
         to net cash provided by operating activities:
      Policyholder charges on investment type contracts                  (46)        (460)        (501)
      Interest credited to policyholder account balances                   9          158          164
      Amortization of bond premium and discount                           86          249          237
      Net realized investment gains                                        -       (4,319)        (119)
      Amortization and write off of deferred charges                      21          274            -
      Premium deficiency - loss recognition event                          -          742            -
  Changes in other assets and liabilities, net of reinsurance:
    Accrued investment income                                              9           74          (36)
    Reinsurance recoverable                                              611          (27)           -
    Premiums receivable                                                    2           11          (16)
    Net deferred tax asset                                               675        3,501        2,549
    Other assets                                                      (1,079)          80          (49)
    Federal income taxes recoverable                                   1,892       (1,191)         167
    Insurance reserves                                                  (916)        (604)        (924)
    Unearned premiums                                                     (1)         (14)          (7)
    Other liabilities                                                  2,892           14          (16)
-------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                              4,286        1,840        3,260
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of debt securities                                             -       (4,976)      (7,318)
  Proceeds on sale or maturity of debt securities                      1,665        4,148        5,446
  Net amounts received on policy loans                                     -          145           91
-------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    1,665         (683)      (1,781)
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Policyholder account deposits                                       89,726          361          402
  Policyholder account withdrawals                                      (930)        (158)        (296)
  Assets on deposit - deposits                                       (89,382)           -            -
  Assets on deposit - withdrawals                                        813            -            -
  Return of capital (Note 6 non-cash disclosure)                           -         (296)           -
  Change in bank overdrafts                                                1            9            9
-------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                      228          (84)         115
-------------------------------------------------------------------------------------------------------
CHANGE IN CASH AND CASH EQUIVALENTS                                    6,179        1,073        1,594
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                         4,926        3,853        2,259
-------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $  11,105    $   4,926    $   3,853
=======================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH INFORMATION:
  Cash received during the year for income taxes                   $   2,318    $     629    $   1,795
=======================================================================================================

--------------------------------------------------------------------------------
See accompanying notes to financial statements.                               5

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

NOTE 1: NATURE OF BUSINESS

MEMBERS Life Insurance Company ("MLIC" or the "Company") is a life and health insurance stock company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation ("CMIC"). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company ("CMFG Life"), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. In 2013, MLIC began selling single premium deferred annuity policies to credit union members through face-to-face and direct response distribution channels. Prior to 2013, MLIC did not actively market new business; it primarily serviced existing blocks of individual and group life policies. In January 2013, the Company entered into a reinsurance agreement with CMFG Life to cede 100% of any new business written. In October 2012, the Company entered into a reinsurance agreement with CMFG Life and ceded 95% of its business in force. See Note 7 for details of these agreements and related assets transferred to CMFG Life.

MLIC is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. In 2013, approximately 64%, 22% and 5% of direct premium was generated in Michigan, Texas and California; approximately 17%, 11%, 7%, 6%, 6%, 5% and 5% of deposits on annuity contracts were generated in Iowa, Michigan, Wisconsin, Indiana, Rhode Island, Utah and Pennsylvania, respectively. In 2012, approximately 65% and 21% of direct premium was generated in Michigan and Texas, respectively. In 2011, approximately 66% and 21% of direct premium was generated in Michigan and Texas, respectively. No other state represents more than 5% of the Company's premiums for any year in the three years ended December 31, 2013.

CMFG Life provides significant services required in the conduct of the Company's operations. Management believes allocations of expenses are reasonable, but the results of the Company's operations may have materially differed from the results reflected in the accompanying financial statements if the Company did not have this relationship.

In June 2011, the Board of Directors of CMFG Life approved a plan that converted CUNA Mutual Insurance Society ("CMIS") (now known as CMFG Life Insurance Company) from a mutual insurance company structure to a mutual insurance holding company ("MHC") structure. In September 2011, policyholders and the Iowa Insurance Commissioner approved the plan of reorganization. The new MHC structure became effective January 31, 2012.

Under the reorganization plan, the policyholders of CMIS, who were the members and owners of CMIS, became members and owners of a new legal entity: CUNA Mutual Holding Company ("CMHC"). A second new legal entity was also formed: CUNA Mutual Financial Group, Inc. ("CMFG") to serve as an intermediate holding company, to own CMIS and its subsidiary companies. Finally, CMIS issued 7,500,000 shares of common stock and was renamed CMFG Life Insurance Company.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

material. Investment valuations, embedded derivatives, deferred tax asset valuation reserves, and claim and policyholder benefit reserves are most affected by the use of estimates and assumptions.

SEGMENT REPORTING

The Company is currently managed as two reportable business segments, (1) life and health and (2) annuities. Prior to 2013, the Company was managed as one reportable business segment, life and health.

INVESTMENTS

Debt securities: Investments in debt securities are classified as available for sale and are carried at fair value. A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company's anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related components. The credit portion of the other-than-temporary impairment ("OTTI") is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in net realized investment gains, with the remainder of the loss amount recognized in other comprehensive income. If the Company intends to sell or it is more likely than not that the Company will be required to sell before anticipated recovery in value, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer's business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered above its cost basis.

Unrealized gains and losses on investments in debt securities, net of deferred federal income taxes, are included in accumulated other comprehensive income as a separate component of stockholder's equity.

Policy loans: Policy loans are reported at their unpaid principal balance. Valuation allowances are not established for policy loans, as they are fully collateralized by the cash surrender value of the underlying insurance policies. Any unpaid principal or interest on the loan is deducted from the cash surrender value or the death benefit prior to settlement of the insurance policy. Policy loans that were allocated to CMFG Life as payment for the 2012 reinsurance agreement are $2,091 and $2,085 at December 31, 2013 and 2012, respectively.

Net investment income: Interest income related to mortgage-backed and other structured securities is recognized on an accrual basis using a constant effective yield method, based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments and such adjustments are reflected in net investment income. Prepayment assumptions for loan-backed bonds and structured securities are based on industry averages or internal estimates. Interest income related to non-structured securities is recognized on an accrual basis using a constant effective yield method. Discounts and premiums on debt securities are amortized over the estimated lives of the respective securities on an effective yield basis.

Net realized gains and losses: Realized gains and losses on the sale of investments are determined on a specific identification basis and are recorded on the trade date.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

DERIVATIVE FINANCIAL INSTRUMENTS

The Company issues single premium deferred annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains.

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these amounts are included in interest credited on policyholder account balances.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include unrestricted deposits in financial institutions with maturities of 90 days or less. The Company recognizes a liability in accounts payable and other liabilities for the amount of checks issued in excess of its current cash balance. The change in this overdraft amount is recognized as a financing activity in the Company's statement of cash flows.

RECOGNITION OF INSURANCE REVENUE AND RELATED BENEFITS

Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Amounts collected on policies not subject to significant mortality or longevity risk, such as the Company's single premium deferred annuity contracts, are considered investment contracts and are recorded as increases in policyholder account balances. Revenues from investment contracts principally consist of net investment income and contract charges such as expense and surrender charges. Expenses for investment contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7 for additional information on this agreement.

OTHER INCOME

Other income is a settlement received on investments that had previously been sold.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring insurance business that are directly related to the successful acquisition of new and renewal business are deferred to the extent that such costs are expected to be recoverable from future profits. Such costs principally include commissions and sales costs, direct response advertising costs, premium taxes, and certain policy issuance and underwriting costs. Costs deferred on term-life and whole-life insurance products, deferred policy acquisition costs ("DAC"), are amortized in proportion to the ratio of the annual premium to the total anticipated premiums generated. Due to the age of the existing block of policies all DAC has been fully amortized as of December 31, 2013 and 2012 and there was no amortization expense in 2013, 2012 or 2011. Acquisition costs on the Company's single premium deferred annuity contracts are reimbursed through a ceding commission by CMFG Life, which assumes all deferrable costs as part of its agreement to assume 100% of this business from the Company. See Note 7 for additional information on this agreement.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

INSURANCE RESERVES

Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Such estimates are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in the liability for future benefits. The Company recognized $742 of additional reserves due to a loss recognition event in 2012. There was no premium deficiency in 2013.

POLICYHOLDER ACCOUNT BALANCES

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate was 4.5% in 2013, 2012 and 2011. The future minimum guaranteed interest rate during the life of the contracts is 4.5%.

The single premium deferred annuities which are included in policyholder account balances have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0%, and the yearly Growth Account floor is -10%. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that contract year. The growth account is based on the S&P 500 Index. At the end of the initial index term only the Secure Account will be available as an option to the policyholder. The average annualized credited rate was 0.72% in 2013.

ACCOUNTS PAYABLE AND OTHER LIABILITIES

The Company issues annuity contracts on the 10th and 25th of each month. The Company recognizes a liability for those contracts which it has received cash for, but has not issued a policy.

REINSURANCE

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances, which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

ASSETS ON DEPOSIT

Assets on deposit represent the amount of policyholder account balances related to the single premium deferred annuity contracts (investment-type contracts) that are ceded to CMFG Life. These investment-type contracts are accounted for on a basis consistent with the accounting for the underlying contracts. Since the related product is an investment-type contract, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the ceding agreement. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 for a further discussion of the ceding agreement.

INCOME TAXES

The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to, the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements.

RECENTLY ADOPTED ACCOUNTING STANDARDS UPDATES

In December 2011, the FASB issued ASU No. 2011-11, Disclosures about Offsetting Assets and Liabilities ("ASU 2011- 11"), effective in 2013. ASU 2011-11 is intended to increase information disclosed about offsetting assets and liabilities, including financial instruments, derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and lending agreements. The objective is to facilitate comparison between entities that prepare their financial statements on the basis of U.S. GAAP and those that prepare their financial statements on the basis of international financial reporting standards. In January 2013, the FASB issued ASU No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities ("ASU 2013-01"), also effective in 2013. ASU 2013-01 is related to ASU 2011-11 and makes it clear that the newly required disclosures are applicable only to certain derivatives, repurchase and reverse repurchase agreements, and securities borrowing and securities lending transactions. Adoption of the new standard did not have a material impact on the Company's financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income ("ASU 2013-02"). The update requires entities to present information about reclassification adjustments from accumulated other comprehensive income in their annual financial statements in a single note or on the face of the financial statements. The Company adopted this standard in 2013. The new disclosures are included in Note 9.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

NOTE 3: INVESTMENTS

DEBT SECURITIES

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2013 are as follows:

================================================================================================

                                        AMORTIZED         GROSS UNREALIZED          ESTIMATED
                                           COST          GAINS         LOSSES       FAIR VALUE
------------------------------------------------------------------------------------------------
U.S. government and agencies          $      2,403   $        153   $          -   $      2,556
Mortgage-backed securities:
  Residential mortgage-backed                3,741            259              -          4,000
------------------------------------------------------------------------------------------------

Total debt securities                 $      6,144   $        412   $          -   $      6,556
================================================================================================

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2012 are as follows:

------------------------------------------------------------------------------------------------

                                        AMORTIZED         GROSS UNREALIZED          ESTIMATED
                                           COST          GAINS         LOSSES       FAIR VALUE
================================================================================================
U.S. government and agencies          $      2,697   $        267   $          -   $      2,964
Mortgage-backed securities:
  Residential mortgage-backed                5,206            404              -          5,610
------------------------------------------------------------------------------------------------

Total debt securities                 $      7,903   $        671   $          -   $      8,574
================================================================================================

No investments were non-income producing in 2013 or 2012.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

The amortized cost and estimated fair values of investments in debt securities at December 31, 2013, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on mortgage-backed securities, such securities have not been displayed in the table below by contractual maturity.

=====================================================================================

                                                           AMORTIZED      ESTIMATED
                                                              COST        FAIR VALUE
-------------------------------------------------------------------------------------
Due after one year through five years                     $     2,403    $     2,556
Mortgage-backed securities:
  Residential mortgage-backed                                   3,741          4,000
-------------------------------------------------------------------------------------

Total debt securities                                     $     6,144    $     6,556
=====================================================================================

NET INVESTMENT INCOME

Sources of investment income for the years ended December 31 are summarized as follows:

=====================================================================================

                                               2013           2012           2011
-------------------------------------------------------------------------------------
Gross investment income:
  Debt securities                          $       275    $     1,829    $     2,074
  Policy loans                                       8            165            171
  Other investments                                  6             39              2
-------------------------------------------------------------------------------------

Total gross investment income                      289          2,033          2,247
  Investment expenses                             (113)          (105)           (72)
-------------------------------------------------------------------------------------

Net investment income                      $       176    $     1,928    $     2,175
=====================================================================================

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

NET REALIZED INVESTMENT GAINS

Net realized investment gains for the years ended December 31 are summarized as follows:

===================================================================================

                                               2013         2012          2011
-----------------------------------------------------------------------------------
Debt securities
   Gross gains on sales                    $         -   $     4,319   $       119
-----------------------------------------------------------------------------------

Net realized investment gains              $         -   $     4,319   $       119
===================================================================================

Proceeds from the sale of debt securities were $1,757 and $2,448 in 2012 and 2011, respectively. There were no sales of debt securities in 2013 that resulted in a realized investment gain or loss.

OTHER-THAN-TEMPORARY INVESTMENT IMPAIRMENTS

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company's cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

   o   The existence of any plans to sell the investment security.

   o   The extent to which fair value is less than book value.

   o The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

   o The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions.

   o The Company's intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value.

   o The Company's ability to recover all amounts due according to the contractual terms of the agreements.

   o The Company's collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company's anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income. If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer's business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered above its cost basis.

For securitized debt securities, the Company considers factors including, commercial and residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2013 and 2012 and had no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company's practices, OTTI will be recorded as appropriate and as determined by the Company's regular monitoring procedures of additional facts.

NET UNREALIZED INVESTMENT GAINS

The components of net unrealized investment gains included in accumulated other comprehensive income at December 31 were as follows:

=====================================================================================

                                             2013            2012            2011
-------------------------------------------------------------------------------------
Debt securities                          $       412     $       671     $     4,154
Deferred income taxes                           (143)           (248)         (1,467)
-------------------------------------------------------------------------------------

Net unrealized investment gains          $       269     $       423     $     2,687
=====================================================================================

The Company did not have any gross unrealized losses at December 31, 2013, 2012 or 2011.

EMBEDDED DERIVATIVES

The Company issues single premium deferred annuity contracts that contain embedded derivatives. Such embedded derivatives are required to be separated from their host contracts and accounted for at fair value. The fair value of the embedded derivatives, which are reported as part of assets on deposit and policyholder account balances in the balance sheets, were an asset of $8,652 and a liability of $8,652, respectively, as of December 31, 2013. The increase in fair value related to embedded derivatives from the date of deposit was $592 for the year ended December 31, 2013. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, this expense is ceded and does not impact the statement of operations and comprehensive income (loss).

ASSETS DESIGNATED/SECURITIES ON DEPOSIT

Iowa law requires that assets equal to a life insurer's "legal reserve" must be designated for the Iowa Department of Commerce, Insurance Division. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2013 and 2012, debt securities, policy loans and cash with a carrying value of $4,846 and $6,753, respectively, were accordingly designated for Iowa. Other regulatory jurisdictions require cash and securities to be deposited for the benefit of policyholders. Pursuant to these requirements, securities with a fair value of $1,941 and $2,055 were on deposit with other regulatory jurisdictions as of December 31, 2013 and 2012, respectively.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

NOTE 4: FAIR VALUE

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities other than investment-type contracts are excluded from the fair value disclosure requirements.

VALUATION HIERARCHY

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

   o Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

   o Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

   o Level 3: One or more significant inputs are unobservable and reflect the Company's estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company's assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company's estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categorizations are reported as having occurred at the end of the quarter in which the transfer occurred.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

VALUATION PROCESS

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that the Company's assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company's processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, process and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company's investment group using established methodologies. The models including key assumptions are reviewed with various investment sector professionals, accounting, operations, compliance and risk management. In addition, when fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

TRANSFERS BETWEEN LEVELS

There were no transfers between Level 1 and Level 2 or between Level 2 and Level 3 during the years ended December 31, 2013 and 2012.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

FAIR VALUE MEASUREMENT - RECURRING BASIS

The following table summarizes the Company's assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2013.

======================================================================================================

ASSETS, AT FAIR VALUE                       LEVEL 1         LEVEL 2        LEVEL 3           TOTAL
------------------------------------------------------------------------------------------------------
Cash equivalents(1)                      $     10,336    $          -    $          -    $     10,336
Debt securities:
  U.S. government and agencies                  2,556               -               -           2,556
  Mortgage-backed securities:
    Residential mortgage-backed                     -           4,000               -           4,000
------------------------------------------------------------------------------------------------------
    Total debt securities                       2,556           4,000               -           6,556

Derivatives embedded in
  assets on deposit                                 -               -           8,652           8,652
------------------------------------------------------------------------------------------------------

  Total assets                           $     12,892    $      4,000    $      8,652    $     25,544
======================================================================================================

======================================================================================================

LIABILITIES, AT FAIR VALUE                  LEVEL 1         LEVEL 2        LEVEL 3           TOTAL
------------------------------------------------------------------------------------------------------
Derivative embedded in annuity contracts $          -    $          -    $      8,652    $      8,652
------------------------------------------------------------------------------------------------------

  Total liabilities                      $          -    $          -    $      8,652    $      8,652
======================================================================================================

(1)Excludes cash of $769 that is not subject to fair value accounting.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

The following table summarizes the Company's assets that are measured at fair value on a recurring basis as of December 31, 2012.

======================================================================================================

ASSETS, AT FAIR VALUE                       LEVEL 1         LEVEL 2        LEVEL 3           TOTAL
------------------------------------------------------------------------------------------------------
Debt securities:
  U.S. government and agencies           $      2,710    $        254    $          -    $      2,964
  Mortgage-backed securities:
    Residential mortgage-backed                     -           5,610               -           5,610
------------------------------------------------------------------------------------------------------

  Total assets                           $      2,710    $      5,864    $          -    $      8,574
======================================================================================================

The Company had no assets or liabilities that required a fair value adjustment on a non-recurring basis as of December 31, 2013 or 2012.

CHANGES IN FAIR VALUE MEASUREMENT

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2013.

================================================================================================================

                                                             TOTAL REALIZED/UNREALIZED
                                                              GAIN (LOSS) INCLUDED IN:
                                               -----------------------------------------------
                                  BALANCE                                                            BALANCE
                                 JANUARY 1,                                                        DECEMBER 31,
                                    2013         PURCHASES         SALES         EARNINGS(1)          2013
----------------------------------------------------------------------------------------------------------------
Derivatives embedded
  in assets on deposit            $      -     $     8,080     $     (20)      $        592        $      8,652
----------------------------------------------------------------------------------------------------------------
Total assets                      $      -     $     8,080     $     (20)      $        592        $      8,652
----------------------------------------------------------------------------------------------------------------

Derivatives embedded
  in annuity contracts            $      -     $     8,080     $     (20)      $        592        $      8,652
----------------------------------------------------------------------------------------------------------------
Total liabilities                 $      -     $     8,080     $     (20)      $        592        $      8,652
================================================================================================================

(1) Included in net income is realized gains and losses associated with embedded derivatives.

DETERMINATION OF FAIR VALUES

The Company determines the estimated fair value of its investments using primarily the market approach and the income approach. The use of quoted prices and matrix pricing or similar techniques are examples of market approaches, while the use of discounted cash flow methodologies is an example of the income approach. A summary of valuation techniques for classes of financial assets and liabilities by fair value hierarchy level are as follows:

Level 1 Measurements
--------------------

Cash equivalents: Consists of money market funds; valuation is based on the closing price as of the balance sheet date.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

U.S. government and agencies: Consists of U.S. Treasury securities and debentures (non-mortgage-backed securities/asset-backed securities) issued by agencies of the U.S. government. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access at the measurement date.

Level 2 Measurements
--------------------

U.S. government and agencies: Certain U.S. Treasury securities and debentures issued by agencies of the U.S. government are valued based on observable inputs such as the U.S. Treasury yield curve, market indicated spreads and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Residential mortgage-backed securities: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

For the majority of assets classified as Level 2 investments, the Company values the assets using third-party pricing sources corroborated by quoted prices for similar assets in markets that are active and observable market data.

Level 3 Measurements
--------------------

Derivatives embedded in assets on deposit and annuity contracts: The Company offers single premium deferred annuity contracts with certain caps and floors which represent a minimum and maximum amount that could be credited to a contract during that contract year based on the performance of an external index. These embedded derivatives are measured at fair value separately from the host deposit asset and annuity contract, respectively.

In estimating the fair value of the embedded derivative, the Company attributes a present value to the embedded derivative equal to the discounted sum of the excess cash flows of the index related fund value over the minimum fund value. The current year portion of the embedded derivative is adjusted for known market conditions. The discount factor at which the embedded derivative is valued contains an adjustment for the Company's own credit and risk margins for unobservable non-capital market inputs.

The Company's own credit adjustment is determined taking into account its A.M. Best rating as well as its claims paying ability.

These derivatives may be more costly than expected in volatile or declining equity markets. Changes in market conditions include, but are not limited to, changes in interest rates, equity indices, default rates and market volatility. Changes in fair value may be impacted by changes in the Company's own credit standing. Lastly, changes in actuarial assumptions regarding policyholder behavior (such as full or partial withdrawals varying from expectations) and risk margins related to non-capital market inputs may result in significant fluctuations in the fair value of the derivatives. See Embedded Derivatives within Note 3 for the impact to net income.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

The following table presents information about significant unobservable inputs used in Level 3 embedded derivative assets and liabilities measured at fair value developed by internal models as of December 31, 2013:

======================================================================================================

            PREDOMINANT                   SIGNIFICANT                     RANGE OF VALUES
          VALUATION METHOD             UNOBSERVABLE INPUT                UNOBSERVABLE INPUT
------------------------------------------------------------------------------------------------------
DERIVATIVES EMBEDDED IN SINGLE
PREMIUM DEFERRED ANNUITIES AND
RELATED ASSETS ON DEPOSIT
------------------------------------------------------------------------------------------------------
     Discounted cash flow            Lapse rates               2% to 15% with an excess lapse rate at
                                                                 the end of the index period of 58%.
                                     -----------------------------------------------------------------
                                     Company's own credit      83 - 133 basis points added on to
                                       and risk margin           discount rate
======================================================================================================

FAIR VALUE MEASUREMENTS FOR FINANCIAL INSTRUMENTS NOT REPORTED AT FAIR VALUE

Accounting standards require disclosure of fair value information about certain on-and off-balance sheet financial instruments which are not recorded at fair value on a recurring basis for which it is practicable to estimate that value.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for significant financial instruments:

Level 1 Measurements
--------------------

Cash: The carrying amount for this instrument approximates its fair value due to its short term nature and is based on observable inputs.

Level 2 Measurements
--------------------

Investment-type contracts: Investment-type contracts include single premium deferred annuity contracts, excluding the related embedded derivative. In most cases, the fair values are determined by discounting expected liability cash flows and require profit margins using the year-end swap curve plus a spread equivalent to a cost of funds for insurance companies based on observable inputs.

Not Practicable to Estimate Fair Value

Policy loans: The Company believes it is not practicable to determine the fair value of its policy loans since there is no stated maturity and policy loans are often repaid by reductions to policy benefits.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

The carrying amounts and estimated fair values of the Company's financial instruments which are not measured at fair value on a recurring basis at December 31 are as follows:

=========================================================================================================================

                                                       2013                                        2012
                                     CARRYING       ESTIMATED                     CARRYING       ESTIMATED
                                       AMOUNT      FAIR VALUE        LEVEL          AMOUNT      FAIR VALUE        LEVEL
-------------------------------------------------------------------------------------------------------------------------
Financial instruments
  recorded as assets:
    Cash                            $      769     $      769              1     $    4,926     $   4,926               1
    Policy loans                           110            n/a            n/a            110           n/a             n/a
Financial instruments
  recorded as liabilities:
    Investment-type contracts           80,661         79,227              2              -             -               -
=========================================================================================================================

NOTE 5: INCOME TAX

The Company is included in the consolidated federal income tax return filed by CMHC, the Company's ultimate parent. The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary's contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable reported on the balance sheet are due from affiliates.

INCOME TAX EXPENSE

Income tax expense for the years ended December 31 is as follows:

=====================================================================================

                                             2013            2012            2011
-------------------------------------------------------------------------------------
Current tax (benefit)                    $      (426)    $    (1,822)    $    (1,628)
Deferred tax expense                             675           3,501           2,549
-------------------------------------------------------------------------------------

Total income tax expense                 $       249     $     1,679     $       921
=====================================================================================

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

RECONCILIATION TO U.S. TAX RATE

Income tax expense differs from the amount computed by applying the U.S. federal corporate income tax rate of 35% to income before income taxes due to the items listed in the following reconciliation:

====================================================================================================================

                                                2013                       2012                        2011
                                      ------------------------------------------------------------------------------
                                        AMOUNT         RATE        AMOUNT         RATE        AMOUNT           RATE
--------------------------------------------------------------------------------------------------------------------
Tax expense computed at
    federal corporate tax rate        $      133     35.0%       $    1,761       35.0%     $      956         35.0%
Income tax expense (benefit)
    related to prior years                   116     30.5               (82)      (1.6)            (35)        (1.3)
--------------------------------------------------------------------------------------------------------------------

Total income tax expense              $      249     65.5%       $    1,679       33.4%     $      921         33.7%
====================================================================================================================

DEFERRED INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2013 and 2012 are as follows:

======================================================================================

                                                                2013          2012
--------------------------------------------------------------------------------------
Deferred tax assets
    Policy liabilities and reserves                         $        118  $        159
    Investments                                                      536         1,249
    Tax deferred policy acquisition costs                            157            55
    Other                                                             14            64
--------------------------------------------------------------------------------------

Gross deferred tax assets                                            825         1,527
--------------------------------------------------------------------------------------

Deferred tax liabilities
    Unrealized investment gains                                      143           248
    Deferred and uncollected premium                                   1             1
    Other                                                             70            75
--------------------------------------------------------------------------------------

Gross deferred tax liabilities                                       214           324
--------------------------------------------------------------------------------------

Net deferred tax asset                                      $        611  $      1,203
======================================================================================

VALUATION ALLOWANCE

The Company considered the need for a valuation allowance with respect to its gross deferred tax assets as of December 31, 2013 and 2012, and based on that evaluation, the Company has determined it is more likely than not all deferred tax assets as of December 31, 2013 and 2012 will be realized. Therefore, a valuation allowance was not established.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

UNRECOGNIZED TAX BENEFITS

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

======================================================================================

                                                                2013          2012
--------------------------------------------------------------------------------------
Balance at January 1                                        $         46  $        153
   Additions for prior years' tax positions                            -             4
   Reductions for prior years' tax positions                         (39)           (2)
   Reductions for settlements                                          -           (96)
   Reductions for expiration of statutes                               -           (13)
--------------------------------------------------------------------------------------

Balance at December 31                                      $          7  $         46
======================================================================================

There were no unrecognized tax benefits as of December 31, 2013 and 2012 that, if recognized, would affect the effective tax rate in future periods. Management does not anticipate a material change to the Company's uncertain tax positions during 2014.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits as part of the income tax provision. During the years ended December 31, 2013, 2012 and 2011, the Company recognized additions (reductions) of approximately $1, ($54) and $1 in interest and penalties, respectively. The Company had accrued $7 and $6 for the payment of interest and penalties at December 31, 2013 and 2012, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company also files income tax returns in various states. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examinations by tax authorities for years ended before December 31, 2008.

OTHER TAX ITEMS

As of December 31, 2013 and 2012, the Company did not have any capital loss, operating loss or credit carryforwards.

NOTE 6: RELATED PARTY TRANSACTIONS

In the normal course of business, there are various transactions between the Company and other related entities. In certain circumstances, expenses such as those related to sales and marketing, administrative, operations, other support and infrastructure costs are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. The Company reimbursed CMFG Life $2,492, $1,044 and $665 for these expenses in 2013, 2012 and 2011, respectively; they are included in operating and other expenses. The Company hires MEMBERS Capital Advisors, Inc. ("MCA") for investment advisory services. MCA, which is 100% owned by CMIC, manages substantially all of the Company's invested assets in accordance with policies, directives and guidelines established by the Company. The Company recorded MCA investment management fees totaling $113, $105 and $72 for the years ended December 31, 2013, 2012 and 2011, respectively. The Company utilizes CUNA Brokerage Services, Inc. ("CBSI"), to distribute its single premium deferred annuity and paid a commission for this service of $4,256 in 2013.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

Amounts receivable/payable from/to affiliates are shown in the following table:

======================================================================================

                                                                2013          2012
--------------------------------------------------------------------------------------
Due from:
  CMFG Life                                                 $    2,865    $      2,085
--------------------------------------------------------------------------------------

       Total                                                $    2,865    $      2,085
--------------------------------------------------------------------------------------

Due to:
  CUNA Brokerage Services, Inc.                             $      854    $          -
  CMFG Life                                                          6             211
  MEMBERS Capital Advisors, Inc.                                    10               5
--------------------------------------------------------------------------------------

       Total                                                $      870    $        216
======================================================================================

Amounts receivable from CMFG Life at December 31, 2013 are for purchases of annuities when a CMFG Life policyholder has surrendered their policy for the purchase of a single premium deferred annuity. Amounts receivable from CMFG Life at December 31, 2012 were due for the policy loans transferred.

On November 30, 2012, the Company returned capital to CMIC of $18,000, which consisted of $296 in cash and $17,704 in fair value of debt securities, which resulted in a realized gain of $1,414.

See Note 7 regarding reinsurance and other agreements entered into by the Company and CMFG Life.

NOTE 7: REINSURANCE

The Company entered into an agreement with its affiliate, CMFG Life, effective January 1, 2013 to cede 100% of its new business, which includes investment-type contracts for its single premium deferred annuity and are accounted for using the deposit method of accounting. The Company had $89,313 of assets on deposit for these contracts as of December 31, 2013. The Company had a related liability of $89,313 which is included in policyholder account balances in the balance sheets. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $6,425 for the year ended December 31, 2013.

On October 31, 2012, the Company ceded 95% of its insurance policies in force pursuant to a reinsurance agreement with CMFG Life; ongoing renewal premiums and related policy benefits are also ceded to CMFG Life at the same proportion under this contract. As a result of this agreement, the Company ceded $23,121 of earned premiums, $22,637 of benefits, $3,762 of policyholder account balances and recorded a reinsurance recoverable of $26,399 as of October 31, 2012. Substantially all the premiums were paid to CMFG Life by transferring net invested assets with a fair value of $26,883, recognizing a gain of $2,848. The difference between the assets and liabilities transferred to CMFG Life of $484 was recorded as a prepaid reinsurance asset and is being amortized to expense over the estimated fifteen year remaining life of the reinsured policies. Subsequently, the Company expensed $270 of the prepaid reinsurance asset as it determined that a portion of the cost was unrecoverable. The Company is also reimbursed for 95% of expenses incurred in the provision of policyholder and benefit payment services, and insurance taxes and charges on a go forward basis under this contract.

MLIC did not have any other agreements at December 31, 2013 or 2012 and the entire reinsurance recoverable balance of $25,525 and $26,391, respectively, was due from CMFG Life. The recoverable balances are not collateralized and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. CMFG Life is rated A (excellent) by A.M. Best Company and MLIC believes the risk of non-collection is remote.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

The effects of reinsurance on premiums and on claims, benefits, and losses incurred for the years ended December 31 are as follows:

==========================================================================================================

                                                               2013             2012             2011
----------------------------------------------------------------------------------------------------------
Policies in force                                         $     147,371    $     163,937    $      186,688

Premiums:
   Direct - written                                       $       2,811    $       3,208    $        3,409
   Direct - change in unearned                                        -                -                 -
----------------------------------------------------------------------------------------------------------
   Direct - earned                                                2,811            3,208             3,409
----------------------------------------------------------------------------------------------------------

   Ceded to affiliate - written                                  (2,671)         (23,714)                -
   Ceded to affiliate - change in unearned                           (1)              47                 -
----------------------------------------------------------------------------------------------------------
   Ceded to affiliate - earned                                   (2,672)         (23,667)                -
----------------------------------------------------------------------------------------------------------

Premiums - written, net                                             140          (20,506)            3,409
Premiums - change in unearned, net                                   (1)              47                 -
----------------------------------------------------------------------------------------------------------

Premiums, net                                             $         139    $     (20,459)   $        3,409
==========================================================================================================

Claims, benefits and losses incurred:
   Direct                                                 $       2,953    $       3,086    $        2,268
   Ceded to affiliate                                            (2,774)         (23,114)                -
----------------------------------------------------------------------------------------------------------

Claims, benefits and losses, net                          $         179    $     (20,028)   $        2,268
==========================================================================================================

NOTE 8: STATUTORY FINANCIAL DATA AND DIVIDEND RESTRICTIONS

The Company is a life and health insurer and is domiciled in Iowa. The Company files statutory-basis financial statements with insurance regulatory authorities. The Company did not use any permitted practices in 2013, 2012 or 2011. Certain statutory basis financial information for MLIC is presented in the table below as of and for the years ended December 31.

======================================================================================================

                                    STATUTORY BASIS                      STATUTORY BASIS
                                 CATPITAL AND SURPLUS                   NET INCOME (LOSS)
                                 2013           2012           2013           2012            2011
------------------------------------------------------------------------------------------------------
MLIC                         $     17,829   $     16,995   $     (1,562)  $       3,259   $        (95)
======================================================================================================

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary's state of domicile ("Insurance Department"). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. The Company is subject to statutory dividend restrictions in Iowa and based on statutory regulations, could pay dividends up to $1,783 during 2014, without prior approval of the Insurance Department.

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

Risk-based capital ("RBC") requirements promulgated by the National Association of Insurance Commissioners require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. The adequacy of the Company's actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2013 and 2012, the Company's adjusted equity exceeded the minimum requirements.

NOTE 9: ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated comprehensive income, net of tax, are as follows:

=======================================================================================

                                                                           ACCUMULATED
                                                           UNREALIZED         OTHER
                                                           INVESTMENT     COMPREHENSIVE
                                                              GAINS           INCOME
---------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2011                                  $       1,470   $       1,470

  Change in unrealized holding gains,
    net of tax - $653                                             1,217           1,217
---------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2011                                        2,687           2,687

  Change in unrealized holding gains,
    net of tax - ($1,219)                                        (2,264)         (2,264)
---------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2012                                          423             423

  Change in unrealized holding gains,
    net of tax - ($105)                                            (154)           (154)
---------------------------------------------------------------------------------------
Balance, December 31, 2013                                $         269   $         269
=======================================================================================

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

RECLASSIFICATION ADJUSTMENTS

Accumulated other comprehensive income includes amounts related to unrealized investment gains (losses) which were reclassified to net income.
Reclassifications from Accumulated other comprehensive income for the years ended December 31 are included in the following table:

================================================================================================================

                                                                     2013             2012             2011
----------------------------------------------------------------------------------------------------------------
Reclassifications from accumulated other comprehensive income
  Unrealized gains (losses) on available-for-sale
     securities included in net realized investment losses      $         -      $     (4,083)    $        (180)
----------------------------------------------------------------------------------------------------------------

Total reclassifications from accumulated
  other comprehensive income                                              -            (4,083)             (180)
  Tax expense (benefit)                                                   -            (1,429)              (63)
----------------------------------------------------------------------------------------------------------------

Net reclassification from accumulated
  other comprehensive income                                    $         -      $     (2,654)    $        (117)
================================================================================================================

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

NOTE 10: BUSINESS SEGMENT INFORMATION

The following table sets forth financial information regarding the Company's two reportable business segments for the year ended December 31, 2013, since the Company began selling single premium deferred annuity contracts in 2013. The Company had one reportable business segment, life and health, for the years ended December 31, 2012 and 2011.

=========================================================================================================

                                                             Life and
Year ended or as of December 31, 2013                         Health         Annuities          Total
---------------------------------------------------------------------------------------------------------
REVENUES

   Life and health premiums, net                          $         139    $           -    $         139
   Contract charges                                                  46                -               46
   Net investment income                                            176                -              176
   Net realized investment gains                                      -                -                -
   Other income                                                     293                -              293
---------------------------------------------------------------------------------------------------------

TOTAL REVENUES                                                      654                -              654
---------------------------------------------------------------------------------------------------------

BENEFITS AND EXPENSES

   Life and health insurance claims and benefits, net               179                -              179
   Interest credited to policyholder account balances                 9                -                9
   Operating and other expenses                                      86                -               86
---------------------------------------------------------------------------------------------------------

TOTAL BENEFITS AND EXPENSES                                         274                -              274
---------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                          380                -              380

   Income tax expense                                               249                -              249
---------------------------------------------------------------------------------------------------------

NET INCOME                                                          131                -              131

   Change in unrealized (losses), net of tax (benefit)             (154)               -             (154)
---------------------------------------------------------------------------------------------------------

OTHER COMPREHENSIVE (LOSS)                                         (154)               -             (154)
---------------------------------------------------------------------------------------------------------

TOTAL COMPREHENSIVE (LOSS)                                $         (23)   $           -    $         (23)
=========================================================================================================

REINSURANCE RECOVERABLE FROM AFFILIATE                    $      25,525    $           -    $      25,525
ASSETS ON DEPOSIT                                                     -           89,313           89,313
CLAIM AND POLICY BENEFIT RESERVES - LIFE AND HEALTH              23,196                -           23,196
POLICYHOLDER ACCOUNT BALANCES                                     3,734           89,313           93,047
=========================================================================================================

--------------------------------------------------------------------------------

MEMBERS LIFE INSURANCE COMPANY
Notes to Financial Statements
($ in 000s)

================================================================================

NOTE 11: COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

Like other members of the insurance industry, the Company is occasionally a party to a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company's practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

NOTE 12: SUBSEQUENT EVENTS


The Company evaluated subsequent events through March 26 2014, the date the financial statements were issued. During this period, there were no significant subsequent events that required adjustment to or disclosure in the accompanying financial statements.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX A: EXAMPLES OF PARTIAL WITHDRAWALS AND FULL SURRENDER WITH APPLICATION OF SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

EXAMPLE 1 - PARTIAL WITHDRAWAL WITH A NEGATIVE MARKET VALUE ADJUSTMENT ("MVA")
------------------------------------------------------------------------------

Assume the following information at the last Contract Anniversary (9/1/2013):

-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Initial Index    (Initial Index
                                                                                          Value) x (1 +     Value) x (1 +
Risk Control       Risk Control       Initial Index    Initial Index    S&P 500 Index    Index Interest    Index Interest
  Account       Account Allocation      Rate Floor       Rate Cap           Value          Rate Floor)        Rate Cap)
-------------------------------------------------------------------------------------------------------------------------
  Secure               75%                   0%            3.50%           1,000.00         1,000.00          1,035.00
  Account
-------------------------------------------------------------------------------------------------------------------------
  Growth               25%                 -10%           14.00%           1,000.00           900.00          1,140.00
  Account
-------------------------------------------------------------------------------------------------------------------------

Total Contract Value = $100,000
10-Year Initial Index Period
I = 10-Year Constant Maturity Treasury Rate = 3.50%
K = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.00%
-----------------------------------------------
Assume the following information at the time of partial withdrawal (3/1/2014):

Gross partial withdrawal = $50,000.00
Unadjusted S&P 500 Index Value = 1,200.00
J = 8.5 Year Constant Maturity Treasury Rate = 4.00%
L = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.50%
N = Years Remaining in Initial Index Period = 8.50 Years
Surrender Charge Percent = 9.00%

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner from each Risk Control Account in connection with a partial withdrawal resulting in a negative MVA.

       First, we determine Credited Index Interest and Contract Value for each Risk Control Account at the time of the partial withdrawal. With respect to the Secure Account, because the Unadjusted Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($75,000) multiplied by the Initial Index Rate Cap (3.50%) or $2,625.00. We then add the Credited Index Interest ($2,625.00) to the Contract Value in the Secure Account ($75,000) to determine the Contract Value in the Secure Account at the time of partial withdrawal ($77,625.00).

       We follow the same steps in determining Credited Index Interest and Contract Value for the Growth Account at the time of the partial withdrawal. With respect to the Growth Account, because the Unadjusted Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($25,000) multiplied by the Initial Index Rate Cap (14.00%) or $3,500.00. We then add the Credited Index Interest ($3,500.00) to the Contract Value in the Secure Account ($25,000) to determine the Contract Value in the Growth Account at the time of partial withdrawal ($28,500).

       Second, we determine the free annual withdrawal amount available in connection with a partial withdrawal from each Risk Control Account at the time of the partial withdrawal. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($100,000.00) or $10,000. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($77,625.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount (10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Secure Account ($7,314.49).

       We follow the same steps in determining the free annual withdrawal amount available in connection with a partial withdrawal from the Growth Account at the time of the partial withdrawal. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($28,500.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount ($10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Growth Account ($2,685.51).

       Third, we calculate the amount of the partial withdrawal to be taken from each Risk Control Account. We determine the gross partial withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. We determine the portion of the gross partial withdrawal to be taken from the Secure Account by multiplying the percentage of Contract Value held in the Secure Account by the gross partial withdrawal amount) ($50,000.00), which equals $36,572.44.

       We follow the same steps in determining the amount of the gross partial withdrawal to be taken from the Growth Account at the time of the partial withdrawal. We determine the portion of the gross partial withdrawal to be taken from the Growth Account by multiplying the percentage of Contract Value held in the Growth Account by the gross partial withdrawal amount ($50,000.00), which equals $13,427.56.

       Fourth, we determine the amount of the gross partial withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Risk Control Account from the gross partial withdrawal amount for the Risk Control Account. For the Secure Account, the gross partial withdrawal amount ($36,572.44) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the partial withdrawal ($7,314.49) equals $29,257.95. For the Growth Account, the gross partial withdrawal amount ($13,427.56) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the partial withdrawal ($2,685.51) equals $10,742.05.

       Fifth, we determine the amount of the Surrender Charge that would be deducted from the gross partial withdrawal amount for each Risk Control Account. We do this by multiplying the amount of the gross partial withdrawal that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($29,257.95) multiplied by the Surrender Charge percentage (9%) equals $2,633.22. For the Growth Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($10,742.05) multiplied by the Surrender Charge percentage (9%) equals $966.78. The total Surrender Charge deducted in connection with the partial withdrawal equals $3,600.00 ($2,633.22 plus $966.78).

       Sixth, we determine the MVA that would be applied to the gross partial withdrawal amount for each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the gross partial withdrawal that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor ("MVAF"). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) - 1 and for this example is equal to -0.0778.) For the Secure Account, we would divide $29,257.95 by 1.035 then multiply the result by -0.0778 which equals a negative MVA of $2,198.25. For the Growth Account, we would divide $10,742.05 by 1.14 then multiply the result by -0.0778 which equals a negative MVA of $732.75. The total MVA applied in connection with the partial withdrawal is a negative MVA of $2,931.00 (-$2,198.25 plus -$732.75).

       The amount of the net partial withdrawal paid the Owner from each Risk Control Account equals the gross partial withdrawal amount less the Surrender Charge and MVA. For the Secure Account, that equals $36,572.44
       - $2,633.22 - $2,198.25 or $31,740.97. For the Growth Account, that equals $13,427.56 - $966.78 - $732.75 or $11,728.03. The total net partial withdrawal paid the Owner is $43,469.00 ($31,740.97 plus $11,728.03).

       The Contract Value remaining in each Risk Control Account after the partial withdrawal equals the Contract Value in the Risk Control Account at the beginning of the Contract Year plus any Credited Indexed Interest and less the gross partial withdrawal amount. For the Secure Account, that equals

       $75,000.00 + $2,625.00 - $36,572.44 or $41,052.56. For the Growth
       Account, that equals $25,000 + $3,500.00 - $13,427.56 or $15,072.44. The total Contract Value in both Risk Control Accounts after the partial withdrawal is $56,125.00 ($41,052.56 plus $15,072.44).

EXAMPLE 2 - PARTIAL WITHDRAWAL WITH POSITIVE MVA

Assume the following information at the last Contract Anniversary (9/1/2013):

-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Initial Index    (Initial Index
                                                                                          Value) x (1 +     Value) x (1 +
Risk Control       Risk Control       Initial Index    Initial Index    S&P 500 Index    Index Interest    Index Interest
  Account       Account Allocation      Rate Floor       Rate Cap           Value          Rate Floor)        Rate Cap)
-------------------------------------------------------------------------------------------------------------------------
  Secure               75%                   0%            3.50%           1,000.00         1,000.00          1,035.00
  Account
-------------------------------------------------------------------------------------------------------------------------
  Growth               25%                 -10%           14.00%           1,000.00           900.00          1,140.00
  Account
-------------------------------------------------------------------------------------------------------------------------

Total Contract Value = $100,000
10-Year Initial Index Period
I = 10-Year Constant Maturity Treasury Rate = 3.50%
K = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.00%
-----------------------------------------------
Assume the following information at the time of partial withdrawal (3/1/2014):

Gross partial withdrawal = $50,000.00
Unadjusted S&P 500 Index Value = 1,200.00
J = 8.5-Year Constant Maturity Treasury Rate = 3.00%
L = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 0.85%
N = Years Remaining in Initial Index Period = 8.50
Surrender Charge Percent = 9.00%

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner from each Risk Control Account in connection with a partial withdrawal resulting in a positive MVA.

       First, we determine Credited Index Interest and Contract Value for each Risk Control Account at the time of the partial withdrawal. With respect to the Secure Account, because the Unadjusted Index Value is greater than the Initial Index Value multiplied by the sum of 1 + the Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($75,000) multiplied by the Initial Index Rate Cap (3.50%) or $2,625.00. We then add the Credited Index Interest ($2,625.00) to the Contract Value in the Secure Account ($75,000) to determine the Contract Value in the Secure Account at the time of partial withdrawal ($77,625.00).

       We follow the same steps in determining Credited Index Interest and Contract Value for the Growth Account at the time of the partial withdrawal. With respect to the Growth Account, because the Unadjusted Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Growth Account ($25,000) multiplied by the Initial Index Rate Cap (14.00%) or $3,500.00. We then add the Credited Index Interest ($3,500.00) to the Contract Value in the Growth Account ($25,000) to determine the Contract Value in the Growth Account at the time of partial withdrawal ($28,500).

       Second, we determine the free annual withdrawal amount available in connection with a partial withdrawal from each Risk Control Account at the time of the partial withdrawal. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($100,000.00) or $10,000. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($77,625.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount $10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Secure Account ($7,314.49).

       We follow the same steps in determining the free annual withdrawal amount available in connection with a partial withdrawal from the Growth Account at the time of the partial withdrawal. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($28,500.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount $10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Growth Account ($2,685.51).

       Third, we calculate the amount of the partial withdrawal to be taken from each Risk Control Account. We determine the gross partial withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. We determine the portion of the gross partial withdrawal to be taken from the Secure Account by multiplying the percentage of Contract Value held in the Secure Account

       (73.14%) by the gross partial withdrawal amount ($50,000.00) to determine the amount of the partial withdrawal to be taken from the Secure Account ($36,572.44).

       We follow the same steps in determining the amount of the gross partial withdrawal to be taken from the Growth Account at the time of the partial withdrawal. We determine the portion of the gross partial withdrawal to be taken from the Growth Account by multiplying the percentage of Contract Value held in the Growth Account (26.86%) by the gross partial withdrawal amount ($50,000.00) to determine the amount of the partial withdrawal to be taken from the Growth Account ($13,427.56).

       Fourth, we determine the amount of the gross partial withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Risk Control Account from the gross partial withdrawal amount for the Risk Control Account. For the Secure Account, the gross partial withdrawal amount ($36,572.44) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the partial withdrawal ($7,314.49) equals $29,257.95. For the Growth Account, the gross partial withdrawal amount ($13,427.56) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the partial withdrawal ($2,685.51) equals $10,742.05.

       Fifth, we determine the amount of the Surrender Charge that would be deducted from the gross partial withdrawal amount for each Risk Control Account. We do this by multiplying the amount of the gross partial withdrawal that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($29,257.95) multiplied by the Surrender Charge percentage (9%) equals $2,633.22. For the Growth Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($10,742.05) multiplied by the Surrender Charge percentage (9%) equals $966.78. The total Surrender Charge deducted in connection with the partial withdrawal equals $3,600.00 ($2,633.22 plus $966.78).

       Sixth, we determine the MVA that would be applied to the gross partial withdrawal amount for each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the gross partial withdrawal that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor ("MVAF"). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) - 1 and for this example is equal to 0.0545.) For the Secure Account, we would divide $29,257.95 by 1.035 then multiply the result by 0.0545 which equals a positive MVA of $1,539.72. For the Growth Account, we would divide $10,742.05 by 1.14 then multiply the result by 0.0545 which equals a positive MVA of $513.24. The total MVA applied in connection with the partial withdrawal is a positive MVA of $2,052.96 ($1,539.72 plus $513.24).

       The amount of the net partial withdrawal paid the Owner from each Risk Control Account equals the gross partial withdrawal amount less the Surrender Charge plus the MVA. For the Secure Account, that equals $36,572.44 - $2,633.22 + $1,539.72 or $35,478.94. For the Growth
       Account, that equals $13,427.56 - $966.78 + $513.24 or $12,974.02. The total net partial withdrawal paid the Owner is $48,452.96 ($35,478.94 plus $12,974.02).

       The Contract Value remaining in each Risk Control Account after the partial withdrawal equals the Contract Value in the Risk Control Account at the beginning of the Contract Year plus any Credited Indexed Interest and less the gross partial withdrawal amount. For the Secure Account, that equals $75,000.00 + $2,625.00 - $36,572.44 or $41,052.56. For the
       Growth Account, that equals $25,000 + $3,500.00 - $13,427.56 or
       $15,072.44. The total Contract Value in both Risk Control Accounts after the partial withdrawal is $56,125.00 ($41,052.56 plus $15,072.44).

EXAMPLE 3 -FULL SURRENDER OF CONTRACT ON FIRST DAY OF SECOND CONTRACT YEAR WITH NEGATIVE MVA

Assume the following information at Contract Issue (9/1/2012):

-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Initial Index    (Initial Index
                                                                                          Value) x (1 +     Value) x (1 +
Risk Control       Risk Control       Initial Index    Initial Index    S&P 500 Index    Index Interest    Index Interest
  Account       Account Allocation      Rate Floor       Rate Cap           Value          Rate Floor)        Rate Cap)
-------------------------------------------------------------------------------------------------------------------------
  Secure               75%                   0%            3.50%           1,000.00         1,000.00          1,035.00
  Account
-------------------------------------------------------------------------------------------------------------------------
  Growth               25%                 -10%           14.00%           1,000.00           900.00          1,140.00
  Account
-------------------------------------------------------------------------------------------------------------------------

Purchase Payment = $100,000
10-Year Initial Index Period
I = 10-Year Constant Maturity Treasury Rate = 3.50%
K = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.00%
-----------------------------------------------
Assume at time of first Contract Anniversary (9/1/2013):

Unadjusted S&P 500 Index Value = 950.00
The Unadjusted S&P 500 Index Value on the last day of the first Contract Anniversary is equal to the Unadjusted S&P 500 Index Value on the first day of the second Contract Anniversary.
J = 9-Year Constant Maturity Treasury Rate = 4.00%
L = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.50%
N = Years Remaining in Initial Index Period = 9.00
Surrender Charge Percent = 9.00%

We take the following steps to determine the Surrender Value (excluding taxes) payable to the Owner from each Risk Control Account in connection with a full surrender of the Contract. For purposes of this example, we assume the surrender takes place on the first day of the second Contract Year.

       Upon the Contract Anniversary, we calculate and apply Credited Index Interest to each Risk Control Account. The Automatic Rebalancing Program then transfers Contract Value between the Risk Control Accounts in accordance with the Owner's most recently communicated allocation instructions. First, we determine Credited Index Interest and Contract Value for each Risk Control Account on the Contract Anniversary. With respect to the Secure Account, because the Unadjusted Index Value is less than the Initial Index Value multiplied by the sum of 1 + the Index Interest Rate Floor, no Credited Index Interest would be credited to Contract Value held in the Secure Account ($75,000). With respect to the Growth Account, because the Unadjusted Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Floor and the Unadjusted Index Value is less than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, we would apply Credited Index Interest to Contract Value held in the Growth Account ($25,000). Because the Unadjusted Index Value is less than the Initial Index Value, we will credit negative Credited Index Interest to the Contract Value held in the Growth Account. The negative Credited Index Interest we will credit equals the Contract Value held in the Growth Account ($25,000) multiplied by the Unadjusted Index Value (950) divided by Initial Index Value (1,000) minus 1 or -$1,250.00. We then apply the negative Credited Index Interest (-$1,250.00) to the Contract Value in the Growth Account ($25,000) to determine the Contract Value in the Growth Account on the Contract Anniversary ($23,750).

       The Automatic Rebalancing Program then transfers Contract Value between the Risk Control Accounts as noted in the chart below:

Before Rebalancing:
       Risk Control Account     Account Value    Percentage
       --------------------     -------------    ----------
       Secure                   $75,000.00       75.95%
       Growth                   $23,750.00       24.05%
       ------------------------------------------------
       Contract Value           $98,750.00       100.00%

After Rebalancing:
        Risk Control Account    Account Value    Percentage
       --------------------     -------------    ----------
        Secure                  $74,062.50       75.00% (-$937.50)
        Growth                  $24,687.50       25.00% (+$937.50)
        Contract Value          $98,750.00       100.00%

       Second, we determine the free annual withdrawal amount available in connection with a full surrender from each Risk Control Account at the time of surrender. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($98,750.00) or $9,875.00. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($74,062.50) by the sum of the Secure Account Value ($74,062.50) and the Growth Account Value ($24,687.50). The result is then multiplied by the free annual withdrawal amount $9,875.00) to determine the free annual withdrawal amount available from the Secure Account ($7,406.25) in connection with the surrender of the Contract.

       We follow the same steps in determining the free annual withdrawal amount available from the Growth Account at the time of surrender. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($24,687.50) by the sum of the Secure Account Value ($74,062.50) and the Growth Account Value ($24,687.50). The result is then multiplied by the free annual withdrawal amount $9,875.00) to determine the free annual withdrawal amount available from the Growth Account ($2,468.75).

       Third, we determine the amount of the withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Contract Value in the Risk Control Account. For the Secure Account, the Secure Account Value ($74,062.50) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the surrender ($7,406.25) equals $66,656.25. For the Growth Account, the Growth Account Value ($24,687.50) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the surrender ($2,468.75) equals $22,218.75.

       Fourth, we determine the amount of the Surrender Charge that would be deducted from the Contract Value in each Risk Control Account. We do this by multiplying the amount of the Contract Value that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the Secure Account Value subject to a Surrender Charge ($66,656.25) multiplied by the Surrender Charge percentage (9%) equals $5,999.06. For the Growth Account, the Growth Account Value subject to a Surrender Charge ($22,218.75) multiplied by the Surrender Charge percentage (9%) equals $1,999.69. The total Surrender Charge deducted in connection with the surrender of the Contract equals $7,998.75 ($5,999.06 plus $1,999.69).

       Fifth, we determine the MVA that would be applied to the Contract Value in each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the Contract Value that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor ("MVAF"). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) - 1 and for this example is equal to -0.0821.) For the Secure Account, we would divide $66,656.25 by 1.00 then multiply the result by -0.0821 which equals a negative MVA of $5,475.42. For the Growth Account, we would divide $22,218.75 by 1.00 then multiply the result by -0.0821 which equals a negative MVA of $1,825.14. The total MVA applied in connection with the surrender of the Contract is a negative MVA of $7,300.56 ($5,475.42 plus $1,825.14).

       The net amount paid the Owner from the surrender of the Contract from each Risk Control Account equals the Contract Value in the Risk Control Account less the Surrender Charge and the MVA. For the Secure Account, that equals $74,062.50 - $5,999.06 - $5,475.42 or $62,588.02. For the
       Growth Account, that equals $24,687.50 - $1,999.69 - $1,825.14 or
       $20,862.67. The total net amount paid the Owner from the surrender of the

       Contract is $83,450.69 ($62,588.02 plus $20,862.67). Following the surrender of the Contract, there would be no Contract Value remaining under the Contract.

MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, IA 50677
1-800-798-6600

                     Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees                    $128,800
Printing and engraving                                                  $120,903
Accounting fees and expenses                                            $258,289
Legal fees and expenses                                                 $203,000
Miscellaneous                                                           $ 80,602
     TOTAL EXPENSES                                                     $791,594
                                                                        ========

-------------------------------
*               Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 490.202 of the Iowa Business Corporation Act (the "IBCA"), provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual's conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under
Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under
Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for
(1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Company is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.EXHIBITS.

(1)  (i)    Distribution Agreement dated June 11, 2013.Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration
            Statement on Form S-1, filed June 12, 2013. (File No.  333-186477)
     (ii)   Selling Agreement.Incorporated herein by reference to Pre-Effective
            Amendment No. 1 to the Registration Statement on Form S-1, filed
            June 12, 2013. (File No. 333-186477)
     (iii)  Distribution Agreement dated September 9, 2013. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed November 27, 2013. (File No. 333-192603)

(3)  (i)    Articles of Incorporation of MEMBERS Life Insurance Company.
            Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed February 6, 2013.
            (File No. 333-186477)
     (ii)   Bylaws of MEMBERS Life Insurance Company. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed February 6, 2013. (File No. 333-186477)

(4)  (i)    Forms of Contract.Incorporated herein by reference to Pre-Effective
            Amendment No. 1 to the Registration Statement on Form S-1, filed
            June 12, 2013. (File No. 333-186477)
     (ii)   Form of Application.Incorporated herein by reference to
            Pre-Effective Amendment No. 1 to the Registration Statement on Form
            S-1, filed June 12, 2013. (File No. 333-186477)
     (iii)  Form of Change of Annuitant Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration
            Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
     (iv)   Form of Roth IRA Endorsement. Incorporated herein by reference to
            Pre-Effective Amendment No. 1 to the Registration Statement on Form
            S-1, filed June 12, 2013. (File No. 333-186477)
     (v)    Form of IRA Endorsement. Incorporated herein by reference to
            Pre-Effective Amendment No. 1 to the Registration Statement on Form
            S-1, filed June 12, 2013. (File No. 333-186477)
     (vi)   Form of Amendment to Application Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration
            Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
     (vii)  Bailout Provision Rider. Incorporated herein by reference to
            Pre-Effective Amendment No. 2 to the Registration Statement on Form
            S-1, filed August 2, 2013. (File No. 333-186477)

(5)  Legality Opinion.(filed herewith)

(10) Material Contracts

     (i) Coinsurance Agreement dated October 31, 2012. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
     (ii) Coinsurance Agreement dated January 1, 2013. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
            (a) First Amendment to Coinsurance Agreement dated January 1, 2014. Filed herewith
     (iii) Cost Sharing Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
            (a) Expense Sharing Agreement dated December 31, 2013. Filed herewith
     (iv) Investment Advisory Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
            (a) Amendment to Investment Advisory Agreement dated January
            15, 2014. Filed herewith
     (v) Procurement and Disbursement and Billing and Collection Services Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

            (a) Amendment to Procurement and Disbursement and Billing and Collection Services Agreement. Filed herewith

(23) (i)  Consent of Ross D. Hansen. (See exhibit 5)
     (ii) Consent of Deloitte & Touche LLP independent registered public accounting firm.(filed herewith)

(24) Powers of Attorney. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed November 27, 2013. (File No. 333-192603)

101.INS XBRL Instance Document. (filed herewith)

101.SCH XBRL Taxonomy Extension Schema (filed herewith)

101.CAL XBRL Taxonomy Extension Calculation Linkbase (filed herewith)

101.DEF XBRL Taxonomy Definition Linkbase(filed herewith)

101.LAB XBRL Taxonomy Extension Label Linkbase(filed herewith)

101.PRE XBRL Taxonomy Extension Presentation Linkbase i

ITEM 17.UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin on the 4(th) day of April, 2014.

                                         MEMBERS Life Insurance Company


                                         By: /s/Robert N. Trunzo
                                             -----------------------------------
                                             Robert N. Trunzo, President

*Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 20, 2013 in the capacities indicated.

                     NAME                                  TITLE                       DATE
                     ----                                  -----                       ----
                       *
---------------------------------------------        President/Director             April 4, 2014
               Robert N. Trunzo
                         *
---------------------------------------------            Treasurer                  April 4, 2014
               Brian J. Borakove
                         *
---------------------------------------------            Director                   April 4, 2014
              Stephen W. Koslow
                         *
---------------------------------------------            Director                   April 4, 2014
              Thomas J. Merfeld
                         *
---------------------------------------------            Director                   April 4, 2014
               James M. Power
                         *
---------------------------------------------            Director                   April 4, 2014
                Richard R. Roy


* By:/s/Ross D. Hansen                                As Attorney-in-Fact
     -----------------                                    pursuant to
     Ross D. Hansen                                   powers of attorney

EXHIBIT LIST

(5)    Legality Opinion.

(10)(ii)(a) First Amendment to Coinsurance Agreement dated January 1, 2014.

(10)(iii)(a) Expense Sharing Agreement dated December 31, 2013.

(10)(iv)(a) Amendment to Investment Advisory Agreement dated January 15, 2014.

(10)(v)(a) Amendment to Procurement and Disbursement and Billing and Collection Services Agreement.

(23)(ii) Consent of Deloitte & Touche LLP independent registered public accounting firm.

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase